UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Icagen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ICAGEN, INC.

Notice of Annual Meeting of Stockholders

ICAGEN WILL HOLD ITS

ANNUAL MEETING OF STOCKHOLDERS:

on Thursday, June 3, 2010

at 12:00 p.m., Eastern Time

at Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

AGENDA FOR THE ANNUAL MEETING:

1.	Elect three Class III directors for a term of three years;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010;

3.	Approve an amendment to our restated certificate of incorporation, as amended, to effect a one-for-eight reverse stock split of our issued and outstanding shares of our common stock and to fix on a post-split basis the number of authorized shares of common stock at 18,750,000 shares, such amendment to be effected prior to September 30, 2010 in the sole discretion of our board of directors without further approval or authorization of our stockholders; and

4.	Transact other business, if any, that may properly come before the annual meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Thursday, April 8, 2010 are entitled to receive this notice of our annual meeting and to vote at the annual meeting and at any adjournments of the meeting.

Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2009, which contains our consolidated financial statements and other information of interest to our stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2010: THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND ANNUAL REPORT ARE AVAILABLE AT HTTP://IR.ICAGEN.COM.

Your vote is important. Whether or not you plan to attend the annual meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid.

By Order of the Board of Directors,

P. Kay Wagoner, Ph.D.
President and Chief Executive Officer

April 19, 2010

Page

SCHEDULE 14A INFORMATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL 1—ELECTION OF DIRECTORS	5

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS	6

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A ONE-FOR-EIGHT REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 18,750,000 SHARES, SUCH AMENDMENT TO BE EFFECTED PRIOR TO SEPTEMBER 30, 2010 IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS	7

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS	12

CORPORATE GOVERNANCE	20

COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS	27

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	36

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	38

ICAGEN, INC.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on June 3, 2010

Icagen, Inc., a Delaware corporation, which is referred to as “we” or “us” in this document, is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our Annual Meeting of Stockholders, which will be held on Thursday, June 3, 2010 at 12:00 p.m. at Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703. You may obtain directions to the location of the annual meeting by contacting Icagen Investor Relations at (919) 941-5206. If the annual meeting is adjourned for any reason, then the proxies may be used at any adjournments of the annual meeting.

We are first sending the Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2009 to our stockholders on or about April 23, 2010.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class III directors for a term of three years;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010;

3.	The approval of an amendment to our restated certificate of incorporation, as amended, to effect a one-for-eight reverse stock split of our issued and outstanding shares of our common stock and to fix on a post-split basis the number of authorized shares of common stock at 18,750,000 shares, such amendment to be effected prior to September 30, 2010 in the sole discretion of our board of directors without further approval or authorization of our stockholders; and

4.	The transaction of other business, if any, that may properly come before the annual meeting or any adjournment of the meeting.

Who can vote?

To be able to vote on the above matters, you must have been a stockholder of record at the close of business on April 8, 2010, the record date for the annual meeting. The number of shares entitled to vote at the meeting is 47,673,970 shares of our common stock, which is the number of shares that were issued and outstanding on the record date.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How can I vote?

Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in any one of the following two ways:

1.

You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the proposals.

2.	You may vote in person. If you attend the annual meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. For example, the ratification of the appointment of our independent registered public accounting firm is considered to be a discretionary item on which banks and brokerage firms may vote. The election of directors is considered to be a non-discretionary item on which banks and brokerage firms may not vote. Please note that as a result of recent amendments to stock exchange rules, banks and brokerage firms subject to those rules no longer have discretionary voting authority with respect to uncontested elections of directors. Therefore, if you do not instruct your broker or representative regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to the election of directors. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to come to the meeting to personally vote your shares held in “street name,” you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank).

Can I change my vote after I have mailed my proxy card?

Yes. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	signing and returning another proxy card with a later date;

•	giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, that is, at least 23,836,986 shares.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of directors (Proposal 1): The three nominees receiving a plurality, or the highest number, of votes cast at the meeting, regardless of whether that number represents a majority of the votes cast, will be elected.

Ratification of the appointment of Ernst & Young LLP (Proposal 2): The affirmative vote of a majority of the total number of votes cast on this proposal at the meeting is needed to approve this matter.

Approval of an amendment to our restated certificate of incorporation, as amended, to effect a one-for-eight reverse stock split of our issued and outstanding shares of our common stock and to fix on a post-split basis the number of authorized shares of common stock at 18,750,000 shares, such amendment to be effected prior to September 30, 2010 in the sole discretion of our board of directors without further approval or authorization of our stockholders (Proposal 3): The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date for the meeting is needed to approve this matter.

How will votes be counted?

Each share of common stock will be counted as one vote, whether executed by you directly or on a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares withholds authority in the proxy to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on proposals 1 or 2 at the meeting. Abstentions and broker non-votes, however, will have the same effect as a vote against proposal three, which requires the affirmative vote of a majority of all shares of our common stock outstanding on the record date for the meeting.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. Robert J. Jakobs, our secretary, will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote FOR each of the proposals.

Will any other business be conducted at the annual meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting was the close of business on March 4, 2010, the 90th day prior to the first anniversary of the preceding year’s annual meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Does Icagen require members of its board of directors to attend the annual meeting?

Our bylaws require that the chairman of our board of directors attend the annual meeting, and if he cannot attend, then our chief executive officer and president would attend in his stead. Our corporate governance guidelines provide that directors are responsible for attending the annual meeting. All of our eight directors then serving attended our 2009 annual meeting of stockholders.

Where can I find the voting results?

We will report the voting results from the annual meeting in a Form 8-K within four business days following the annual meeting.

Can I recommend a candidate for Icagen’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the Nominating/Corporate Governance Committee of our board of directors by submitting:

•

the stockholder’s name, address and the class and number of shares of Icagen stock that are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner and any other information required by our bylaws;

•	the candidate’s name, age, business address and, if known, residence address, principal occupation or employment;

•	the class and number of shares of Icagen stock that are, directly or indirectly, owned, beneficially or of record by such candidate;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (i) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (ii) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant; and

•	any other information concerning the candidate that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act.

to our secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2011 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2011 annual meeting?”. While the procedures for stockholder proposals have not changed, our board of directors approved amendments to our bylaws in December 2009 to revise and expand Section 1.10 and Section 1.11 of the bylaws relating to the ability of a stockholder to nominate directors at an annual meeting of stockholders and to introduce business at an annual meeting of stockholders to among other things:

•	require a stockholder making a proposal to provide more information about itself, related persons and persons acting in concert with such stockholder;

•	require a stockholder nominating a director to provide more information about the proposed nominee(s) and about itself and related persons;

•	explicitly provide that in no event shall the adjournment or postponement of a meeting commence a new time period or extend any time period for the giving of a stockholder’s notice; and

•

explicitly provide that the advance notice provisions do not create any independent obligation to include in proxy materials information regarding a director nominee or proposal submitted by a stockholder.

The description of the information to be submitted above reflects the December 2009 amendments to our bylaws. You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Corporate Governance—Director Nomination Process” and in the Corporate Governance Guidelines posted in the “Investors” section of our website, www.icagen.com.

How and when may I submit a stockholder proposal for the 2011 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2011 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 24, 2010.

If you wish to present a proposal or a proposed director candidate at the 2011 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice at least 90 days, but no more than 120 days, before the first anniversary of the 2010 annual meeting. However, if the date of the 2011 annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2010 annual meeting, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2011 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2011 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you do not provide timely notice of a proposal or proposed director candidate to be presented at the 2011 annual meeting of stockholders, then the persons named in the proxy card that accompanies the proxy statement for our 2011 annual meeting will decide, in their own discretion, whether or not, and how, to vote on that proposal or candidate.

Any proposals, notices or information about proposed director candidates should be sent to:

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Secretary

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. We are soliciting proxies for the annual meeting by mailing this proxy statement and accompanying materials to our stockholders. We are also soliciting proxies in the following ways:

•	Our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews.

•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We have retained The Altman Group to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $6,500 plus expenses relating to the solicitation.

How can I obtain a copy of Icagen’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “Investors” section of our website at www.icagen.com. Alternatively, if you would like us to send you a copy, without charge, please contact:

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Investor Relations

(919) 941-5206

investorsandpress@icagen.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

Householding of annual meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have three Class III directors, whose terms expire at this annual meeting; three Class I directors, whose terms expire at our 2011 annual meeting of stockholders; and two Class II directors, whose terms expire at our 2012 annual meeting of stockholders. Our board of directors is authorized to have eight members.

At this annual meeting, our stockholders will have an opportunity to vote for three nominees for Class III directors: André L. Lamotte, Richard G. Morrison and P. Kay Wagoner. These nominees are currently directors of Icagen, and you can find more information about each of them in the section of this proxy statement entitled “Information About Our Directors, Officers and 5% Stockholders—Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect the three nominees as Class III directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. If elected, each nominee for Class III director will hold office until the 2013 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR each of the nominees.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. Although stockholder approval of our Audit Committee’s selection of Ernst & Young is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. We expect that a representative of Ernst & Young, which served as our auditors for the year ended December 31, 2009, will be present at the annual meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our board of directors recommends a vote FOR this proposal.

We paid Ernst & Young LLP a total of $275,000 for professional services rendered for the year ended December 31, 2009 and $313,000 for professional services rendered for the year ended December 31, 2008. The following table provides information about these fees.

Fee Category	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$260,000	$290,000
Audit-Related Fees(2)	3,000	—
Tax Fees(3)	12,000	23,000
All Other Fees	—	—

Total Fees	$275,000	$313,000

(1)	Audit fees consisted of fees for the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our interim financial statements, the review of financial information included in our filings with the SEC and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to consultation with regard to various accounting issues and internal controls.
(3)	Tax fees consisted of fees for tax compliance which relate to preparation of original and amended tax returns and tax consultation with regard to various tax matters.

The Audit Committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young’s independence. The Audit Committee’s charter, which you can find in the “Investors” section of our website, www.icagen.com, requires that all proposals to engage Ernst & Young for services, and all proposed fees for these services, be submitted to the Audit Committee for approval before Ernst & Young may provide the services. None of the above fees were approved using the “de minimus exception” under SEC rules.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and other (review, attest and non-audit) services that are to be performed by our registered public accounting firm. These policies and procedures generally provide that we will not engage our registered public accounting firm to render audit or other services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or other services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported at the next regularly scheduled meeting of the Audit Committee.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A ONE-FOR-EIGHT REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 18,750,000 SHARES, SUCH AMENDMENT TO BE EFFECTED PRIOR TO SEPTEMBER 30, 2010 IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

General

Our stockholders are being asked to approve a proposal for a reverse stock split of our common stock in the ratio of one-for-eight. Our board of directors has adopted a resolution (i) declaring the advisability of the reverse stock split, (ii) approving an amendment to our Restated Certificate of Incorporation, as amended, to effect the proposed reverse stock split and fix the number of authorized shares of common stock following the reverse stock split at 18,750,000, subject to stockholder approval, which amendment is attached to this proxy statement as Exhibit A, and as is referred to as the Reverse Split Amendment, and (iii) authorizing any other action it deems necessary to effect the reverse stock split, without further approval or authorization of our stockholders, at any time prior to September 30, 2010. Following approval of the Reverse Split Amendment at the Annual Meeting, our board of directors will have the authority, without further stockholder consent, to effect the Reverse Split Amendment approved by the stockholders at such time as our board of directors may determine is in the best interest of Icagen and its stockholders. In the event our board of directors determines to implement the reverse stock split, we will file the Reverse Split Amendment with the Secretary of State of the State of Delaware.

Our board of directors reserves the right, even after stockholder approval, to forego or postpone the filing of the Reverse Split Amendment approved by the stockholders if it determines that it is not in the best interests of Icagen and our stockholders. In such case, our board of directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

In this proposal, our stockholders are being asked to authorize our board of directors, in its discretion, to amend our Restated Certificate of Incorporation, as amended, to effect a one-for-eight reverse stock split of the issued and outstanding common stock and to fix the number of authorized shares of common stock at 18,750,000 on a post-split basis, without further approval or authorization of our stockholders, at any time prior to September 30, 2010.

If approved by our stockholders and implemented by our board of directors, the proposed one-for-eight reverse stock split would become effective by filing the Reverse Split Amendment attached to this proxy statement as Exhibit A with the Secretary of State of the State of Delaware. At 5:00 p.m. eastern time on the date of filing the Reverse Split Amendment, or the Effective Time:

•	each outstanding share of our common stock would automatically be changed into one-eighth of a share of common stock;

•

the number of shares of common stock subject to our outstanding options, restricted stock units and warrants and the number of shares reserved for future issuances under our stock plans will be reduced by a factor of eight;

•

the number of rights to buy one-thousandth of a share of series A junior participating preferred stock would not change in the aggregate but the number associated with each share of common stock will be increased by a factor of eight; and

•	the number of authorized shares of common stock under our Restated Certificate of Incorporation, as amended, would be fixed at 18,750,000.

Reasons for the Reverse Stock Split

The reasons for the reverse stock split are generally to increase the per share market price of our common stock and to reduce the number of shares outstanding, which we believe will have several benefits to us and our stockholders, and to increase on a post-

split basis the number of shares of our authorized but unissued common stock available for issuance. Our board of directors believes that the reverse stock split would, among other things, (i) better enable us to maintain the listing of our common stock on the Nasdaq Global Market, (ii) facilitate higher levels of stock ownership by institutions whose investment policies generally prohibit investments in lower-priced securities and (iii) better enable us to raise funds to finance our planned operations.

Our common stock is currently listed on the Nasdaq Global Market. In order to maintain listing on the Nasdaq Global Market, we must continue to meet certain financial and corporate governance qualifications. On November 12, 2009, we received a notice from the Nasdaq Listing Qualifications Department that our common stock had not met the $1.00 per share minimum bid price requirement for 30 consecutive business days for continued listing on the Nasdaq Global Market, as required by Nasdaq Listing Rule 5450(a)(1). The Nasdaq listing rules provide us a with a grace period of 180 calendar days in which to regain compliance. In order to regain compliance, our common stock would have to close at $1.00 per share or more for a minimum of ten consecutive business days. In the event that we do not regain compliance prior to May 11, 2010, the expiration of the grace period, we will receive a staff delisting determination letter notifying us that our common stock is subject to delisting. On or after May 11, 2010, we expect to receive a staff delisting determination letter from Nasdaq stating that our common stock will be delisted. In that case, we expect to request that the Hearings Panel review the matter, submit a written plan of compliance to the Hearings Panel and request that the Hearings Panel grant an exception to the listing standards for a limited time period. Our board of director’s primary objective in proposing the reverse stock split is to increase the per share trading price of our common stock to greater than $1.00 per share. The closing bid price of our common stock on April 5, 2010 was $0.71 per share. Our board of directors has considered the potential harm to Icagen of a delisting from the Nasdaq Global Market and believes that the reverse stock split would help us regain compliance with the Nasdaq’s minimum bid price listing standard.

We also have the option, prior to May 11, 2010, of applying to transfer our common stock to the Nasdaq Capital Market if we are able to satisfy the initial listing requirements for that market (other than the minimum bid requirement). If we are eligible to transfer our common stock to the Nasdaq Capital Market and make such an election, and our transfer application is approved, we would be required to regain compliance with the minimum closing bid price requirement within an additional 180-day period. If, at the conclusion of that 180-day period, we have not achieved compliance, we expect that we would be delisted from the Nasdaq Capital Market. However, we believe that the reverse stock split, which we expect will help us regain compliance with the Nasdaq Global Market listing requirements, is a better option for us at this time.

Following any such delisting, our common stock may be traded over-the-counter on the OTC Bulletin Board or in the “pink sheets.” These alternative markets, however, are generally considered to be less efficient than, and not as broad as, the Nasdaq Global Market or the Nasdaq Capital Market. Many OTC stocks trade less frequently and in smaller volumes than securities traded on the Nasdaq markets, which could have a material adverse effect on the liquidity of our common stock.

Our board of directors also believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity. Due to the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Our board of directors believes that the anticipated higher market price resulting from the reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

Furthermore, our board of directors believes that the reverse stock split would facilitate our efforts to raise capital to fund our planned operations. As previously disclosed in our periodic reports filed with the Securities and Exchange Commission, we do not have adequate cash on hand to cover our anticipated expenses for the next 12 months, and these conditions have caused our independent registered public accounting firm to raise substantial doubt about our ability to continue as a going concern. As a result of our current lack of liquidity, we will need to raise additional capital and may elect to do so through the issuance of equity securities.

The Reverse Split Amendment would reduce the number of shares of our common stock outstanding but increase on a post-split basis the total number of authorized shares of common stock. We currently have 120,000,000 shares of common stock authorized for issuance pursuant to our restated certificate of incorporation, as amended, which would be reduced to 15,000,000 shares as a result of the reverse stock split. We are proposing to increase the authorized shares of common stock on a post-split basis to 18,750,000 shares. We are currently authorized to issue up to 10,000,000 shares of undesignated preferred stock. The reverse stock split will not change the authorized number of shares of preferred stock.

As of February 28, 2010, we had a total of 47,665,970 (or 5,958,246 on a post-split basis) shares of common stock outstanding, 5,218,920 (or 652,365 on a post-split basis) shares of common stock reserved for issuance pursuant to outstanding warrants and approximately 13,835,722 (or 1,729,465 on a post-split basis) additional shares of common stock reserved for issuance pursuant to our stock option plans, including 4,000,000 (or 500,000 on a post-split basis) shares available for potential automatic annual increases in the number of shares available for issuance through 2014 under the 2004 stock incentive plan pursuant to the plan’s evergreen provision. As a result, as of February 28, 2010, we had 53,279,388 (or 6,659,923 on a post-split basis) shares of common stock available for future issuance in excess of the outstanding common stock and shares of common stock reserved for issuance pursuant to outstanding warrants and under existing stock plans.

Our board of directors believes that it is important to have available for issuance a number of authorized shares of common stock to meet our future corporate needs. If our stockholders approve the Reverse Split Amendment, the additional authorized shares on a post-split basis would be available for issuance for any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of either equity or convertible debt, stock dividends or stock splits, or issuances under current and future stock plans. The shares would be issuable at the discretion of our board of directors, without further stockholder action except as may be required for a particular transaction by law or the rules of The Nasdaq Stock Market. Our board of directors believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing of this proxy statement, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock to be approved under this proposal.

Principal Effects of a One-for-Eight Reverse Stock Split

Our board of directors believes that the reverse stock split will increase the trading price of our common stock in an amount sufficient to bring us back into compliance with the Nasdaq Global Market’s minimum bid price listing standard. Our board of directors cannot guarantee, however, that if the reverse stock split is implemented, we will be able to regain compliance with the minimum bid requirement, or that, in the event that we do regain compliance with the minimum bid requirement, the market price per share of our common stock after the effectiveness of the reverse stock split will remain in excess of the $1.00 minimum bid price as required by the Nasdaq Global Market for continued listing. In addition, the market price per share of our common stock after the reverse stock split may not increase in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, which would reduce our market capitalization. Even if the reverse stock split is implemented, no assurance can be given that we will be able to continue to comply with the minimum bid price requirement. It is also possible that we would otherwise fail to satisfy another Nasdaq requirement for continued listing of our common stock.

If the Reverse Split Amendment for the proposed one-for-eight reverse stock split is approved at the Annual Meeting and our board of directors elects to effect the proposed one-for-eight reverse stock split, each share of our common stock outstanding immediately prior to the Effective Time would automatically be changed, as of the Effective Time, into one-eighth of a share of common stock. In addition, the number of shares of common stock subject to outstanding options, restricted stock units and warrants issued by us and the number of shares reserved for future issuance under our stock plans, will be reduced by a factor of eight. No fractional shares of common stock will be issued in connection with the proposed reverse stock split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the reverse stock split will receive cash in lieu of the fractional share as explained more fully below.

If the Reverse Split Amendment for the proposed one-for-eight reverse stock split is approved at the Annual Meeting and our board of directors elects to effect the proposed one-for-eight reverse stock split, the number of rights to buy one one-thousandth of a share of series A junior participating preferred stock will remain the same but the number of rights associated with each share of common stock will be increased by a factor of eight. Each share of common stock currently trades with one right, which entitles the registered holder to purchase from us one one-thousandth of a share of our series A junior participating preferred stock, at a purchase price of $7.50 per share in cash. Therefore, after the reverse stock split, each share of common stock would trade with ten rights, each of which entitles the registered holder to purchase from us one one-thousandth of a shares of our series A junior participating preferred stock, at a purchase price of $7.50 per share. The reverse stock split does not change the amount of shares of series A junior participating preferred stock into which the rights are convertible or the purchase price of the series A junior participating preferred stock. If outstanding, each share of series A junior participating preferred stock would currently be entitled to receive, when, as and if declared by our board of directors, a minimum preferential quarterly dividend payment of $10 per share or, if greater, an aggregate dividend of 1,000 times the dividend declared per share of common stock. The dividend rights would be adjusted in connection with the reverse stock split so that an aggregate dividend of 100, rather than 1,000, times the dividend declared per share of common stock would be available. In the event of liquidation, the holders of the series A junior participating preferred stock would currently be entitled to a minimum preferential liquidation payment of $1,000 per share, plus an amount equal to accrued and unpaid dividends, and would currently be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. The liquidation rights would be adjusted in connection with the reverse stock split so that a holder of series A junior participating preferred stock would be entitled to a minimum preferential liquidation payment of $100, rather than $1,000, per share and would be entitled to an aggregate payment of 100, rather than 1,000, times the payment made per share of common stock. Each share of series A junior participating preferred stock would currently have 1,000 votes, voting together with the common stock. After the reverse stock split, each share of series A junior participating preferred stock would have 100 votes. In the event of any merger, consolidation or other transaction in which common stock is changed or exchanged, each share of series A junior participating preferred stock would currently be entitled to receive 1,000 times the amount received per share of common stock. After the reverse stock split, each share of series A junior participating preferred stock would be entitled to receive 100, rather than 1,000, times the amount received per share of common stock in the event of any merger or similar transaction.

Because the reverse stock split will apply to all issued and outstanding shares of common stock and outstanding rights to acquire common stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. In addition, the reverse stock split will not affect the par value of the common stock. As a result, at the Effective Time of the reverse stock split, the stated capital with respect to the common stock on our balance sheet will be reduced to one-eighth of its present amount, and the additional paid-in capital account will be credited with the amount by which such stated capital account is reduced. The per share net income or loss and the per share net book value of the common stock will be increased because there will be fewer shares of the common stock outstanding.

If the proposed Reverse Split Amendment is approved at the Annual Meeting and effected by our board of directors, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares, or an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then decide to sell their shares of common stock.

The proposed Reverse Split Amendment would also fix the number of authorized shares of common stock at 18,750,000. Our board of directors considered that the number of authorized shares would be reduced proportionately with the reverse stock split, which would result in 15,000,000 authorized shares, but also considered that a modest increase in the number of authorized shares to 18,750,000 was appropriate in order to provide additional flexibility to issue shares of common stock in connection with any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of either equity or convertible debt, stock dividends or stock splits, or issuances under current or future stock plans.

Holders of our common stock, which has a par value of $0.001 per share, are entitled to one vote for each share held on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionally any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation or dissolution, holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

The proposed Reverse Split Amendment would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder’s proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Icagen. We are not aware of any attempts on the part of a third party to effect a change of control of us, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

Stockholders have no dissenter’s right under Delaware law or our Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws, as amended, with respect to the reverse stock split.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we will pay the holder cash (without interest) equal to such fraction multiplied by the average of the high and low trading prices of the common stock on the Nasdaq Global Market during regular trading hours for the five trading days immediately preceding the Effective Time. No holder shall be entitled to dividends, voting rights or other rights as a stockholder with respect to any fractional shares.

U.S. Federal Income Tax Consequences

The following is a general summary of certain material U.S. federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. It does not address the alternative minimum tax provisions of the Code or any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks or other financial institutions, insurance companies, regulated investment companies, mutual funds, partnerships or other pass-through entities, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders in securities, or tax-exempt entities. Further, this summary assumes that the old shares of common stock were, and the new shares of common stock received in the reverse stock split will be, held as a “capital asset,” (generally, property held for investment) as that term is defined in the Code.

We have not sought and will not seek any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

We believe that the reverse stock split will qualify as a “recapitalization” described in Section 368(a)(1)(E) of the Code. Assuming that the reverse stock split qualifies as a recapitalization, a stockholder of Icagen who exchanges his or her old shares of common stock solely for new shares of common stock will recognize no gain or loss for federal income tax purposes (except to the extent of any cash received in lieu of fractional shares of new common stock). Cash payments in lieu of fractional shares should be treated as if the fractional shares were issued to the stockholder and then redeemed by us for the amount of the cash payment, which will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. A stockholder receiving such payment should recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share (determined as provided below) unless such payment is taxable as a distribution. Based on a published Internal Revenue Service ruling, the payment should not be treated as a distribution if, taking into account the constructive ownership rules set forth in Section 318 of the Code, (a) the stockholder’s relative stock interest in Icagen is minimal, (b) the stockholder exercises no control over our affairs and (c) there is a reduction in the stockholder’s proportionate interest in Icagen. The capital gain or loss will be long term capital gain or loss if the stockholder’s holding period for the old shares of common stock exchanged is more than one year.

A stockholder’s aggregate tax basis in the new shares of common stock received in the reverse stock split will be the same as his or her aggregate tax basis in the old shares of common stock, less any portion of such basis allocated to fractional shares for which a cash payment was received. The holding period of the new shares of common stock received by such stockholder in the reverse stock split will include the period during which the old shares of common stock surrendered in the exchange were held.

A non-corporate stockholder may be subject to backup withholding at a 28% rate on cash payments received pursuant to the reverse stock split unless such stockholder provides a correct taxpayer identification number to his or her broker or to us and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional U.S. federal income tax. Rather, any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is furnished timely to the Internal Revenue Service.

Board Discretion to Implement the One-for-Eight Reverse Stock Split

If the proposed Reverse Split Amendment for the one-for-eight reverse stock split is approved at the Annual Meeting, our board of directors may, in its sole discretion, at any time prior to September 30, 2010, authorize the one-for-eight reverse stock split and file the Reverse Split Amendment with the Secretary of State of the State of Delaware. The determination by our board of directors will be based on various factors, including existing and expected trading prices for our common stock, the Nasdaq Global Market listing requirements, market conditions, the likely effect of business developments on the market price for our common stock, our additional funding requirements and the number of authorized but unissued shares of our common stock. Notwithstanding the approval by the stockholders of the Reverse Split Amendment at the Annual Meeting, our board of directors may, in its sole discretion, determine not to implement the one-for-eight reverse stock split. If the board of directors does not implement the one-for-eight reverse stock split before September 30, 2010, the authorization provided to the board of directors at this Annual Meeting to effect a one-for-eight reverse stock split will no longer have any effect. In any such event, the board of directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A ONE-FOR-EIGHT REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 18,750,000 SHARES, SUCH AMENDMENT TO BE EFFECTED PRIOR TO SEPTEMBER 30, 2010 IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of February 28, 2010 about the beneficial ownership of shares of our common stock by:

(1)	each person of whom we are aware who beneficially owns more than 5% of the outstanding shares of our common stock;

(2)	our directors and nominees for director;

(3)	each of our “named executive officers,” as defined in Item 402(a)(3) of Regulation S-K of the securities rules; and

(4)	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
	Number of Shares		Percentage
5% Stockholders

Pfizer Inc 235 E. 42nd Street New York, NY 10017	8,536,125	(2)	17.9%

Entities affiliated with QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, NY 10036	5,497,501	(3)	11.4

Entities/individuals affiliated with Venrock 530 Fifth Avenue, 22nd Floor New York, NY 10036	3,225,434	(4)	6.7

Deutsche Bank AG Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	2,859,319	(5)	6.0

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
	Number of Shares		Percentage
Directors and Named Executive Officers
P. Kay Wagoner, Ph.D.	1,239,134	(6)	2.6%
Richard D. Katz, M.D.	794,108	(7)	1.6
Seth V. Hetherington, M.D.	260,367	(8)	*
André L. Lamotte, Sc.D.	150,873	(9)	*
Anthony B. Evnin, Ph.D.	3,225,434	(4)	6.7
Richard G. Morrison, Ph.D.	112,234	(10)	*
Charles A. Sanders, M.D.	274,787	(11)	*
Dennis B. Gillings, CBE, Ph.D.	1,983,200	(12)	4.1
Martin A. Simonetti	76,595	(13)	*
Adeoye Y. Olukotun, M.D., MPH, FACC	76,595	(14)	*
All executive officers and directors as a group (10 persons)	8,193,327	(15)	17.1

*	Less than 1%
(1)	As of February 28, 2010, we had 47,665,970 shares of our common stock outstanding. The number of shares that each stockholder, director and executive officer beneficially owns is determined under rules promulgated by the SEC. Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after February 28, 2010 (i.e., April 29, 2010) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named stockholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity. Unless otherwise indicated, the address of the individuals named in the table is: c/o Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703.
(2)	The board of directors of Pfizer Inc has the ultimate voting and dispositive power with respect to the shares of other companies owned by Pfizer Inc, subject in the case of shares of Icagen held by Pfizer Inc, to the voting arrangement set forth in the purchase agreement entered into between the parties in August 2007. The members of the board of directors of Pfizer Inc disclaim beneficial ownership of the shares of Icagen that are owned by Pfizer Inc.
(3)	QVT Financial LP is the investment manager for QVT Fund LP and Quintessence Fund L.P., or Quintessence. In addition, QVT Financial is the investment manager for QVT Overseas Ltd., QVT Overseas II L.P., QVT Associates II LP, and QVT International II L.P, or the Funds. QVT Financial LP’s position consists of (i) 3,038,812 shares of common stock owned by the Funds, (ii) 1,420,149 shares of common stock owned by QVT Fund LP and 497,052 shares of common stock issuable upon the exercise of warrants held by QVT Fund LP and (iii) 485,424 shares of common stock owned by Quintessence and 56,064 shares of common stock issuable upon the exercise of warrants held by Quintessence. QVT Financial LP has the power to direct the vote and disposition of the common stock held by QVT Fund LP, the Funds and Quintessence and, accordingly, may be deemed to be the beneficial owner of the aggregate amount of 5,497,501 shares of common stock owned by such entities. QVT Financial GP LLC, as general partner of QVT Financial LP, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial LP. QVT Associates GP LLC, as general partner of QVT Fund LP, Quintessence, and certain of the Funds., may be deemed to beneficially own the aggregate number of shares of common stock owned by such entities and, accordingly, may be deemed to be the beneficial owner of an aggregate amount of 4,285,055 shares of common stock. Each of QVT Financial LP and QVT Financial GP LLC has no pecuniary interest in and disclaims beneficial ownership of the shares of common stock owned by QVT Fund LP, the Funds and Quintessence. QVT Associates GP LLC disclaims beneficial ownership of all shares of common stock owned by QVT Fund LP, Quintessence and certain of the Funds, except to the extent of its pecuniary interest therein. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Arthur Chu, Tracy Fu and Nicholas Brumm. Each of Daniel Gold, Lars Bader, Arthur Chu, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the securities held by QVT Fund LP, the Funds and Quintessence. The information reported is based on a Schedule 13G/A filed on February 12, 2010 with the Securities and Exchange Commission.
(4)

Consists of (i) 1,136,812 shares of common stock owned by Venrock Associates, 151,184 shares of common stock issuable upon the exercise of warrants held by Venrock Associates and 22,075 shares of common stock issuable upon exercise of stock options issued to Venrock Associates which are exercisable within 60 days of February 28, 2010, (ii) 1,587,593 shares of common stock owned by Venrock Associates II, L.P., 217,558 shares of common stock issuable upon the exercise of warrants held by Venrock Associates II, L.P. and 30,425 shares of common stock issuable upon exercise of stock options issued to Venrock Associates II, L.P. which are exercisable within 60 days of February 28, 2010 and (iii) 29,787 share of common stock owned by Dr. Evnin individually and 50,000 shares of common stock issuable upon exercise of stock options issued to Dr. Evnin individually exercisable within 60 days of February 28, 2010. Dr. Evnin is a partner of Venrock Associates and Venrock Associates II, L.P., together referred to as Venrock, and shares voting and investment power of the shares held by Venrock with the partners of Venrock. The partners may be deemed to beneficially own the shares held by Venrock; however, each partner disclaims beneficial ownership of these shares except to the extent of his or her proportionate pecuniary interest therein.
(5)	Consists of common stock beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group of Deutsche Bank AG and its subsidiaries and affiliates and does not reflect securities, if any, beneficially owned by any other business group of Deutsche Bank AG and its subsidiaries and affiliates. Consistent with Rule 13d-4 under the Exchange Act, the above shall not be construed as an admission that the Corporate and Investment Banking business group and the Corporate Investments business group are, for purposes of Section 13(d) under the Exchange Act, the beneficial owner of the securities. The Corporate and Investment Banking business group and the Corporate Investments business group disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Corporate and Investment Banking business group and the Corporate Investments business group or their employees have voting or investment discretion, or both, and (ii) certain investment entities, of which the Corporate and Investment Banking business group and the Corporate Investments business group are the general partner, managing general partner, or other manager, to the extent interests in such entities are held by persons other than the Corporate and Investment Banking business group and the Corporate Investments business group. The information reported is based on a Schedule 13G filed on February 16, 2010 with the Securities and Exchange Commission.
(6)	Includes 611,273 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010.
(7)	Includes 737,206 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010.
(8)	Includes 205,089 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010.
(9)	Includes 85,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010.
(10)	Includes 75,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010.
(11)	Consists of 191,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010.
(12)	Consists of an aggregate of (i) 160,000 shares of common stock beneficially owned by Dennis B. Gillings individually, which includes 105,138 shares of common stock and 54,862 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010 and (ii) 1,823,200 shares of common stock beneficially owned by PharmaBio Development Inc. d/b/a NovaQuest, a wholly-owned subsidiary of Quintiles Transnational Corp., or Quintiles, which includes 1,577,371 shares of common stock and 245,829 shares of common stock issuable upon the exercise of warrants. Dr. Gillings, one of our directors, is chairman and chief executive officer of NovaQuest, and may be deemed to be a beneficial owner of its shares. Dr. Gillings disclaims beneficial ownership of the shares owned by NovaQuest. The board of directors of each of NovaQuest and Quintiles share voting and dispositive power over the shares held by NovaQuest. The members of the board of directors of each of NovaQuest and Quintiles disclaim beneficial ownership of the shares owned by NovaQuest, except to the extent of their pecuniary interest therein. Dr. Gillings is chairman and chief executive officer of Quintiles.
(13)	Consists of 50,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010.
(14)	Consists of 50,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010.
(15)	Includes 2,162,180 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2010 and 614,571 shares of common stock issuable upon the exercise of warrants.

Our Board of Directors

Below is information about each member of our board of directors, including nominees for election as Class III directors. This information includes each director’s age as of February 28, 2010 and length of service as a director of Icagen, his or her principal occupation and business experience for at least the past five years (including directorships at other public companies) and the other experience, qualifications, attributes or skills that led our board to conclude he or she should continue to serve as a director of our company. See “Corporate Governance – Director Nomination Process” on page 24 for a further discussion of the board’s process and reasons for nominating these directors, including nominees for election as Class III directors. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During Past Five Years

Nominees For Terms Expiring in 2013 (Class III Directors)

André L. Lamotte, Sc.D.	61	1992	Dr. Lamotte has served as a director since our inception. Dr. Lamotte is currently engaged in entrepreneurial activities focused on the biotechnology sector in Europe and Asia. From 2003 through 2004, Dr. Lamotte was a founder of and served as a partner of NMT, a biotechnology investment fund, later merged with HBM BioVentures, Ltd., where he was a venture partner. Dr. Lamotte was a founder of and has served as managing partner of Medical Science Partners, L.P., a venture capital limited partnership, since 1988. He has also served as the managing partner of Medical Science Partners, II, L.P. and Medical Science II Co-Investment, L.P. since 1993. Dr. Lamotte is currently a co-owner of Medical Specialty Products International AG, a private Swiss marketing, sales and distribution company. From April 1983 to April 1988, Dr. Lamotte served as vice president and a general partner of Pasteur Merieux Inc., a vaccine company. Dr. Lamotte currently serves on the board of directors of Medical Specialty Products International AG and Evolva AG, a public Swiss biotech company. Dr. Lamotte served on the board of directors of Agenix Limited, a biotechnology company listed in Australia, Arpida Ltd., a public biopharmaceutical company and URRMA AG, a private biotechnology company, within the last five years. Dr. Lamotte received his Sc.D. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard University. Dr. Lamotte has over 25 years of experience in venture capital and the biotechnology and biopharmaceutical industries, including valuable operational and transactional experience.

Richard G. Morrison, Ph.D.	73	2004	Dr. Morrison has served as a director since January 2004. Dr. Morrison is an Executive-in-Residence, teaching full-time at the Cameron School of Business, University of North Carolina at Wilmington. Dr. Morrison taught management and marketing from 1995 to 2001 and international business since August 2007. Dr. Morrison had a 30-year international career with Eli Lilly, a pharmaceutical company, holding a number of marketing and general management positions in Europe, the Middle East and in several South American countries. He was president of Lilly

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During Past Five Years
			Brazil at the time of his retirement from Eli Lilly in December 1993. Dr. Morrison serves on the boards of directors of Diatron MI Ltd. and Diatron Messtechnik GmbH, private medical equipment companies, and has served on the boards of AAI Pharma and Beacon Medaes within the last five years. Dr. Morrison has also served as a member of the Cameron School of Business Executive Advisory Board since 1995. He is a past member of the board of directors of the Juvenile Diabetes Research Foundation and continues to serve on its nominating committee. Dr. Morrison received a Ph.D. and a Masters degree from Louisiana State University. Dr. Morrison has extensive experience in the pharmaceutical industry and in international business administration.

P. Kay Wagoner, Ph.D.	61	1992	Dr. Wagoner is a co-founder of our company and has served as our president and a director since our inception and as chief executive officer since September 1996. Prior to founding Icagen, Dr. Wagoner served in research management positions at Glaxo Inc. where she initiated and led Glaxo’s U.S. ion channel discovery efforts in central nervous system, cardiovascular and metabolic disease. In 2001, Dr. Wagoner received the distinguished alumna award for science and business from the University of North Carolina, Chapel Hill. Dr. Wagoner also serves or has served on a variety of boards of directors, including the University of North Carolina’s Graduate School Advisory Board, the Governing Body of the Biotechnology Industry Organization’s (BIO) Emerging Companies Section and the North Carolina Biotech Foundation. In 2004, Dr. Wagoner was awarded the Entrepreneurial Excellence Award by the Research Triangle-based Council for Entrepreneurial Development, the largest entrepreneurial support organization in the United States, and the Ernst & Young Entrepreneur of the Year Regional Award for Life Sciences and Healthcare. In 2007, Dr. Wagoner received a Women in Bio outstanding achievement award. Dr. Wagoner received her Ph.D. in physiology from the University of North Carolina at Chapel Hill. With extensive experience in the biotechnology and pharmaceutical industries, specifically in the area of ion channel drug discovery and including 18 years as our President, Dr. Wagoner is well positioned to lead our management team and provide essential insight and guidance to the board of directors from an inside perspective regarding the operations of our company.

Directors Whose Terms Expire in 2011 (Class I Directors)

Anthony B. Evnin, Ph.D.	68	1997	Dr. Evnin has served as a director since May 1997. Dr. Evnin has been a partner at Venrock, a venture capital limited partnership, since 1975. Dr. Evnin serves on the boards of directors of a number of

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During Past Five Years
			companies, including AVEO Pharmaceuticals, Inc., Infinity Pharmaceuticals, Inc. and Pharmos Corporation, biopharmaceutical companies which are public, and several private companies. Dr. Evnin has also served on the boards of directors of Coley Pharmaceutical Group, Inc., Memory Pharmaceuticals Corp., Renovis, Inc. and Sunesis Pharmaceuticals Incorporated, biopharmaceutical companies which were public, within the past five years. Dr. Evnin’s previous and current experience on the boards of other companies within our industry further augments his range of knowledge, providing experience on which he can draw while serving as a member of our board. In addition, Dr. Evnin serves as a trustee of The Rockefeller University, a trustee Emeritus of Princeton University and a member of the Board of Overseers of the Memorial Sloan-Kettering Cancer Center. Dr. Evnin received his Ph.D. in chemistry from the Massachusetts Institute of Technology and his A.B. from Princeton University. With 35 years of experience in the venture capital industry, Dr. Evnin brings invaluable experience in financial issues, business perspective and the types of material transactions boards of directors are called on to consider, including mergers and acquisitions and financing transactions.

Dennis B. Gillings, CBE, Ph.D.	65	1997	Dr. Gillings has served as a director since August 1997. Dr. Gillings is chairman and chief executive officer of Quintiles Transnational Corp., a pharmaceutical services company. Dr. Gillings founded Quintiles in 1982. He served for more than 15 years as a professor at the University of North Carolina at Chapel Hill and received the Honorary Degree of Doctor of Science from the University in May 2001. Dr. Gillings served on the board of directors of Triangle Pharmaceuticals, Inc., a public biotechnology company, within the last five years. Dr. Gillings was honored by the Queen as Commander of the Most Excellent Order of the British Empire in 2004 for services to the pharmaceutical industry. Dr. Gillings was also appointed Pro-Chancellor of Southampton University in 2006. Dr. Gillings received a diploma in mathematical statistics from Cambridge University in 1967 and a Ph.D. in mathematics from the University of Exeter, England, in 1972. With over 25 years of experience in the pharmaceutical and biotechnology industries, and as the chairman and chief executive officer of Quintiles Transnational Corp., the largest contract research organization in the industry, Dr. Gillings brings a wealth of knowledge to our Board, including particular expertise in management, finance and strategy.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During Past Five Years

Martin A. Simonetti	52	2005	Mr. Simonetti has served as a director since March 2005. Mr. Simonetti has served as president and chief executive officer and as a director of VLST Corp., a biotechnology company, since December 2005. Mr. Simonetti was chief financial officer and treasurer of Dendreon Corporation, a biotechnology company, from January 1999 to July 2005 and senior vice president, finance of Dendreon from January 2001 to July 2005. Prior to joining Dendreon, Mr. Simonetti was employed at Amgen Inc., a biotechnology company, most recently serving as vice president operations and finance of Amgen BioPharma and its director of Colorado operations. From 1984 to 1991, Mr. Simonetti worked at Genentech, Inc., a biotechnology company, first as a scientist in its medicinal and analytical chemistry department and later as a financial analyst and group controller. Mr. Simonetti serves on the board of directors of Alexandria Real Estate Equities, Inc., a publicly traded real estate investment trust, and is a member of the Dean’s executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. in Nutrition from the University of California, Davis and an M.B.A. from the University of Santa Clara. Mr. Simonetti has over 25 years of experience in the biotechnology industry, including substantial experience in financial reporting and controls, financing transactions and mergers and acquisitions, as well as significant operational experience.

Directors Whose Term Expires in 2012 (Class II Directors)

Charles A. Sanders, M.D.	78	1997	Dr. Sanders has served as a director since May 1997 and as chairman of the board of directors since October 2005. Dr. Sanders served as chairman and chief executive officer of Glaxo Inc., a pharmaceutical company, from 1989 to May 1995, and also served as a member of the board of directors of Glaxo plc. Dr. Sanders retired in 1995. Previously, Dr. Sanders was general director of Massachusetts General Hospital and professor of medicine at Harvard Medical School. Dr. Sanders is a director of BioCryst Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated; Biodel Inc. and Cephalon, Inc., all publicly traded biotechnology companies, LipoScience Inc., a private medical technology company, Reata Pharmaceuticals, Inc., a private specialty pharmaceuticals company, Cardioxyl Pharmaceuticals, Inc., a private biopharmaceutical company and Boston BioCom LLC, a private biotechnology company. Dr. Sanders has served as a director of BioPure Corporation, Trimeris, Inc., Genentech, Inc. and Fisher Scientific International, Inc., publicly held biotechnology companies, within the last five years. He

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During Past Five Years
			is currently a member of the Institute of Medicine of the National Academy of Sciences, a member of the CSIS Board of Trustees, chairman of Project HOPE and chairman of the Foundation for the National Institutes of Health. Dr. Sanders is also past chairman of the New York Academy of Sciences, past chairman of The Commonwealth Fund and past chairman of the Overseers Committee to Visit the Harvard Medical School. Dr. Sanders received his M.D. from Southwestern Medical College of the University of Texas. With more than 50 years of experience in both academic medicine and the pharmaceutical and biotechnology industries, Dr. Sanders brings in-depth knowledge of both medical and business issues to our Board. In addition, through his service as a director on numerous high profile corporate boards, Dr. Sanders has extensive and valuable corporate governance, board oversight and transactional experience.

Adeoye Y. Olukotun, M.D., MPH, FACC	65	2006	Dr. Olukotun has served as a director since August 2006. Dr. Olukotun has served as Chief Executive Officer of CardioVax Inc., a biotechnology company, since January 2008. Dr. Olukotun has also served as chief medical officer of VIA Pharmaceuticals, Inc., a biotechnology company, since September 2004. Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm, and served as its chief executive officer from March 2000 to December 2003. Dr. Olukotun also was chief medical officer of Esperion Therapeutics, Inc., a cardiovascular drug development company, from July 2001 to April 2004. Dr. Olukotun was Vice President of Medical and Regulatory Affairs and Chief Medical Officer at Mallinckrodt, Inc., a healthcare company, from June 1996 to January 2001. Prior to joining Mallinckrodt, Dr. Olukotun was employed at Bristol-Myers Squibb Company, most recently serving as vice president. Dr. Olukotun serves on the boards of directors of SemBioSys Genetics Inc. and BioClinica, Inc., both public biotechnology companies, as well as Milestone Pharmaceuticals Inc., a private biotechnology company. Dr. Olukotun has substantial clinical development and managerial experience through his executive roles in both the pharmaceutical and biotechnology industries, and has also gained valuable experience through his service on a number of corporate boards.

Our Executive Officers

Below is information about each of our current executive officers. This information includes each officer’s age as of February 28, 2010, his or her position with Icagen, the length of time he or she has held each position and his or her business experience for at least the past five years. Our board of directors elects our officers annually, and officers serve until they resign or the board of directors terminates their position. There are no family relationships among any of our executive officers, directors and nominees for director.

Name	Age	Position and Business Experience During Past Five Years
P. Kay Wagoner, Ph.D.	61	President and Chief Executive Officer. For more information, see “—Our Board of Directors” above.

Richard D. Katz, M.D.	46

Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer.

Dr. Katz has been our executive vice president, finance and corporate development since March 2008 and our chief financial officer and treasurer since April 2001. From April 2001 to March 2008, Dr. Katz served as our senior vice president, finance and corporate development. From August 1996 to 2001, Dr. Katz worked in the Investment Banking Division of Goldman Sachs, an investment banking firm, most recently as a vice president in the Healthcare Group. Prior to joining Goldman Sachs, Dr. Katz earned a Masters in Business Administration from Harvard Business School where he graduated as a Baker Scholar. Dr. Katz earned his M.D. from the Stanford University School of Medicine and completed an internship in general surgery at the Hospital of the University of Pennsylvania. Dr. Katz received his A.B. in applied mathematics with high distinction from Harvard University.

Seth V. Hetherington, M.D.	57

Senior Vice President, Clinical and Regulatory Affairs.

Dr. Hetherington has been our senior vice president, clinical and regulatory affairs since June 2006. From June 2002 to June 2006, Dr. Hetherington served as Vice President, Clinical Development and Chief Medical Officer at Inhibitex, Inc., a biotechnology company. From May 1995 to June 2002, Dr. Hetherington held positions of increasing responsibility in clinical development, most recently Clinical Program Head, at GlaxoSmithKline and Glaxo Wellcome. Prior to joining Glaxo Wellcome, Dr. Hetherington held appointments at several leading academic medical centers, including the University of Tennessee, St. Jude Children’s Research Hospital in Memphis and Albany Medical College. Dr. Hetherington received a B.S. in physics from Yale University and his M.D. from the University of North Carolina, Chapel Hill.

CORPORATE GOVERNANCE

We are committed to strong and effective corporate governance because we believe that it leads to long-term value for our stockholders and, ultimately, makes us more competitive. We have taken the following steps, among others, to strengthen our governance practices:

•

The majority of the members of our board of directors are independent, as defined by Nasdaq listing standards. Of our eight directors, only two (Dr. Wagoner and Dr. Gillings) do not meet the Nasdaq independence criteria.

•	Our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are all composed solely of independent directors.

•

Our board of directors and board committees are active in the execution of their duties. During 2009, our board of directors met ten times, either in person or by teleconference; our Audit Committee met seven times, either in person or by teleconference; our Compensation Committee met three times, either in person or by teleconference and acted by written consent on one occasion; and our Nominating/Corporate Governance Committee met three times, either in person or by teleconference. Other than Dr. Gillings, all of our directors attended at least 75% of the aggregate of the meetings of our board of directors and the committees on which they served.

•	The independent members of our board of directors regularly meet in executive session without Dr. Wagoner or any other Icagen employees present.

•	We have adopted written Corporate Governance Guidelines and a written Code of Business Conduct and Ethics for all of our officers, employees and directors.

•

Our board of directors has adopted written charters for all of our board committees. The charters of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee give each of these committees the authority to retain independent legal, accounting and other advisors.

•

We have a separate president and chief executive officer (Dr. Wagoner) and chairman of the board of directors (Dr. Sanders), instead of combining these two offices under one person. Our chairman is an independent director.

•	We have adopted a Related Person Transaction Policy, which sets forth our policies and procedures for the review and approval or ratification of related person transactions.

You can find current copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating/Corporate Governance Committees in the “Investors” section of our website, www.icagen.com, or by contacting our investor relations department at the address, telephone number or e-mail address set forth below. We will post any amendments to these documents on our website. If we grant a waiver of any part of our Code of Business Conduct and Ethics to any of our executive officers or directors, we will disclose the waiver that is required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K on our website.

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attention: Investor Relations

(919) 941-5206

investorsandpress@icagen.com

Our bylaws require that the chairman of our board of directors attend the annual meeting, and if he cannot attend, then our chief executive officer and president would attend in his stead. Our corporate governance guidelines provide that directors are responsible for attending the annual meeting. All of our eight directors then serving attended our 2009 annual meeting of stockholders.

Under applicable Nasdaq rules, a director of Icagen will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Dr. Evnin, Mr. Simonetti, Dr. Sanders, Dr. Lamotte, Dr. Morrison or Dr. Olukotun has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of The Nasdaq Stock Market, Inc. listing rules. In determining the independence of the directors listed above, our board of directors considered each of the transactions discussed in “Certain Relationships and Transactions with Related Persons.”

Board Leadership Structure

Since inception, our board of directors has separated the positions of Chairman of the Board and Chief Executive Officer. Dr. Sanders, an independent director within the meaning of Nasdaq rules, has been the Chairman of the Board of Directors since 2005. Dr. Sanders’s duties as Chairman of the Board of Directors include the following:

•	chairing meetings of the independent directors in executive session;

•	facilitating communications between other members of our board of directors and the Chief Executive Officer;

•	preparing or approving the agenda for each board of directors meeting;

•	determining the frequency and length of board of directors meetings and recommending when special meetings of our board of directors should be held; and

•	if necessary, meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee.

Our board of directors has maintained a separation of the roles of Chairman and Chief Executive Officer because it believes that this leadership structure offers many advantages, including the following:

•	increasing the independent oversight of Icagen and enhancing our board of directors’ objective evaluation of our Chief Executive Officer;

•	freeing the Chief Executive Officer to focus on company operations instead of board of directors’ administration;

•	providing the Chief Executive Officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and our board of directors; and

•	enhancing the independent and objective assessment of risk by our board of directors.

While our bylaws and Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for our company at this time and demonstrates our commitment to good corporate governance.

Committees of our Board of Directors

Our board of directors has established three standing committees—Audit, Compensation, and Nominating/Corporate Governance—each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are posted on the Investors section of our website, www.icagen.com.

Our board of directors has determined that all of the members of each of the board of director’s three standing committees are independent as defined under the rules of The Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

Our Audit Committee consists of Dr. Morrison (Chairman), Dr. Evnin and Mr. Simonetti, all of whom meet The Nasdaq Stock Market criteria for independence and are able to read and understand financial statements. In addition, our board of directors has determined that Mr. Simonetti is an “audit committee financial expert” as defined by the SEC. Our Audit Committee’s responsibilities are:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk management and risk assessment policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions and our Related Person Transaction Policy; and

•	preparing the audit committee report required by SEC rules.

Compensation Committee

Our Compensation Committee consists of Dr. Sanders (Chairman), Dr. Lamotte and Dr. Olukotun. Each of Dr. Sanders, Dr. Lamotte and Dr. Olukotun meet The Nasdaq Stock Market criteria for independence. Our Compensation Committee’s responsibilities are:

•	annually reviewing and approving corporate and individual goals and objectives relevant to the compensation of our chief executive officer;

•	determining our chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our executive officers;

•	overseeing and administering our incentive compensation and equity-based plans; and

•	reviewing and making recommendations to our board of directors with respect to director compensation.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “—Executive and Director Compensation Processes.”

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee consists of Dr. Evnin (Chairman), Dr. Lamotte, Dr. Morrison and Dr. Sanders, all of whom meet The Nasdaq Stock Market criteria for independence. Our Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board committees;

•	reviewing and making recommendations as to our board of directors with respect to our board leadership structure;

•	overseeing an annual review by the board of directors with respect to management succession planning;

•	developing and recommending to our board of directors corporate governance principles and guidelines; and

•	overseeing an annual evaluation of our board of directors.

The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “—Director Nomination Process.”

Executive and Director Compensation Processes

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance goals for the company as a whole are determined and set forth in writing at the beginning of each calendar year. Annual corporate goals are proposed by management and approved by the Compensation Committee at the beginning of each calendar year. The corporate goals target the achievement of specific research, preclinical and clinical development, regulatory, investor relations, corporate and business development, intellectual property and operational milestones. Annual salary increases, annual bonuses, and annual stock option and restricted stock unit awards granted to our executives are tied to the achievement of these corporate performance goals. During the first calendar quarter of each year, we evaluate individual and corporate performance against the written goals for the recently completed year. Each executive’s evaluation begins with a written self-assessment, which is submitted to the chief executive officer. The chief executive officer then prepares a written evaluation based on the executive’s self-assessment, the chief executive officer’s own evaluation and input from others within our company, if appropriate. The Compensation Committee reviews the executives’ self-evaluations, the chief executive officer’s evaluation of the executives, score cards for each executive, compensation data for comparative companies and any data received from compensation consultants. This process leads to a recommendation by the chief executive officer for annual executive salary increases, annual stock option and restricted stock unit awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. In the case of the chief executive officer, her individual performance evaluation is conducted by the Compensation Committee, which determines her compensation changes and awards. For all executives, annual base salary increases, annual stock option and restricted stock unit awards and annual bonuses, to the extent granted, are implemented during the first quarter of the year.

The Compensation Committee has implemented a director compensation policy, which generally provides for annual automatic option grants to non-employee directors on the first business day following our annual meeting of stockholders as well as director fees and reimbursement of expenses for attendance at meetings, paid to non-employee directors. The Compensation Committee reviews this policy periodically and recommends changes as necessary. For a discussion of changes to the director compensation policy for 2010, see “Compensation of our Directors and Executive Officers—Compensation of our Directors” below.

The Compensation Committee has delegated to Dr. Wagoner, our chief executive officer, the authority to make stock option grants under our 2004 stock incentive plan to our employees who are not executive officers pursuant to a grant methodology established by the Compensation Committee from time to time. The board of directors has also delegated to Dr. Wagoner, as a committee of one, the authority to make restricted stock and restricted stock unit grants under our 2004 stock incentive plan to our employees who are not executive officers pursuant to a grant methodology established by the board of directors from time to time.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. Given the retention of Pearl Meyer & Partners by the Compensation Committee for the purposes of evaluating certain components of compensation in 2008, the Compensation Committee did not find it necessary to retain Pearl Meyer & Partners in 2009.

Director Nomination Process

The process followed by the Nominating/Corporate Governance Committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board of directors. During the fiscal year ended December 31, 2009, we did not retain the services of a third-party search firm to help identify and evaluate any potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the Nominating/Corporate Governance Committee applies the criteria attached to the Corporate Governance Guidelines. Consistent with these criteria, our Nominating/Corporate Governance Committee expects every nominee to have the following attributes or characteristics:

•	a reputation for integrity, honesty and adherence to high ethical standards;

•	business acumen and experience and the ability to exercise sound judgment with respect to Icagen’s objectives;

•	a commitment to understand Icagen and our industry and to regularly attend and participate in board of directors and committee meetings;

•

the interest and ability to understand the sometimes conflicting interests of our various constituencies, including stockholders, employees, collaborators, governmental entities, creditors and the general public, and to act in the interests of all stockholders; and

•	an absence of conflicts of interest, or the appearance of conflicts of interest, that would impair the candidate’s ability to represent the interests of all stockholders.

Our Corporate Governance Guidelines specify that the value of diversity on our board of directors should be considered by the Nominating/Corporate Governance Committee in the director identification and nomination process. We also value experience on other public company boards of directors and board committees. In addition, our Nominating/Corporate Governance Committee believes that at least one member of our board of directors, but not necessarily each member, should have one or more of the following skill sets or specific experience, such that each of these is represented on our board of directors as a whole: biotechnology or pharmaceutical industry experience; research and clinical development experience, experience as a senior officer of a public company; qualification as an audit committee financial expert (as defined by applicable SEC rules); experience in finance and strategy, transactional experience and corporate governance and board oversight experience.

The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

The director biographies on pages 15 to 19 indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating/Corporate Governance Committee and our board of directors to conclude he or she should continue to serve as a director of Icagen. Our Nominating/Corporate Governance Committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Our Nominating/Corporate Governance Committee does not have a formal policy with respect to diversity, but believes that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the committee also takes into consideration the diversity (with respect to gender, race and national origin) of our board members. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The process for considering an incumbent director for reelection to the board of directors is that the Nominating/Corporate Governance Committee considers the composition of the entire board of directors, the strengths and contributions of each member of the board of directors, and the strengths and contributions of the particular director being considered. After discussion among the committee members, the committee decides whether to recommend to the full board of directors that the director be nominated for reelection.

Stockholders may recommend individuals to the Nominating/Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date the recommendation is made, to Nominating/Corporate Governance Committee, c/o Corporate Secretary, Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating/Corporate Governance Committee or our board of directors, by following the procedures set forth under “Information About the Annual Meeting and Voting—Can I recommend a candidate for Icagen’s board of directors?”.

You can find more detailed information on our process for selecting board members and our criteria for board nominees in the Corporate Governance Guidelines posted in the “Investors” section of our website, www.icagen.com.

Communicating with our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominating/Corporate Governance Committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chairman of the Nominating/Corporate Governance Committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the Nominating/Corporate Governance Committee, in consultation, in the case of communications to be addressed by another committee of the board of directors, with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them to our secretary at the above address or by sending an e-mail to corporatesecretary@icagen.com or our board of directors at boardofdirectors@icagen.com or, in addition, in the case of matters concerning accounting, internal accounting controls and auditing, our Audit Committee at auditchair@icagen.com.

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; our Compensation Committee oversees risk management activities relating to our compensation policies and practices; and our Nominating/Corporate Governance Committee oversees risk management activities relating to board of directors composition and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Audit Committee Report

The Audit Committee has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2009. The Audit Committee has reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, our audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, or SAS 61. SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee the following, among other things:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has also received from Ernst & Young the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the matters disclosed in the letter and the independence of Ernst & Young with representatives of that firm. PCAOB rules require auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee also considered whether the provision by Ernst & Young of the non-audit services discussed under “Proposal 2—Ratification of the Appointment of Auditors” is compatible with maintaining the auditors’ independence and determined that the non-audit services were indeed compatible with maintaining Ernst & Young’s independence.

Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the board of directors that Icagen’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

This Audit Committee report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the report.

By the Audit Committee of the Board of Directors of Icagen, Inc.

Richard G. Morrison, Ph.D., Chairman

Anthony B. Evnin, Ph.D.

Martin A. Simonetti

COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Directors

2009 Director Compensation

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Anthony B. Evnin, Ph.D.	$6,000	$14,000	$3,501	—	—	—	$23,501
Dennis B. Gillings, CBE, Ph.D.	1,500	—	3,501	—	—	—	5,001
André L. Lamotte, Sc.D.	18,500	12,500	3,501	—	—	—	34,501
Richard G. Morrison, Ph.D.	26,000	17,500	3,501	—	—	—	47,001
Adeoye Y. Olukotun, M.D., MPH, FACC	18,500	12,500	3,501	—	—	—	34,501
Charles A. Sanders, M.D.	20,500	14,000	10,503	—	—	—	45,003
Martin A. Simonetti	19,500	12,500	3,501	—	—	—	35,501

(1)	P. Kay Wagoner, Ph.D., one of our directors, is also our president and chief executive officer and a named executive officer. Dr. Wagoner does not receive any additional compensation as a director. See “—Compensation of our Executive Officers—Summary Compensation Table” below for disclosure relating to her compensation.
(2)	The amounts in this column reflect the aggregate grant date fair value of stock option awards and restricted stock unit awards made during the year ended December 31, 2009 in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718, Compensation – Stock Compensation (formerly SFAS 123(R)). A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on March 30, 2010. During the year ended December 31, 2009, options for 1,484 and 1,120 shares of common stock held by Venrock Associates II, L.P. and Venrock Associates, respectively, and attributable to Dr. Evnin were forfeited. The following table shows the aggregate number of outstanding stock options held by each of our non-employee directors as of December 31, 2009.

Name	Outstanding Stock Options (#)
Anthony B. Evnin, Ph.D.	102,500	*
Dennis B. Gillings, CBE, Ph.D.	54,862
André L. Lamotte, Sc.D.	85,000
Richard G. Morrison, Ph.D.	75,000
Adeoye Y. Olukotun, M.D., MPH, FACC	50,000
Charles A. Sanders, M.D.	191,250
Martin A. Simonetti	50,000

*	Includes stock options for an aggregate of 22,075 shares of common stock held by Venrock Associates and stock options for an aggregate of 30,425 shares of common stock held by Venrock Associates II, L.P.

Generally, all of our non-employee directors have the same compensation arrangement, which consists of annual retainer fees, meeting attendance fees, expense reimbursement for meeting attendance and equity awards. Our compensation committee and the board of directors periodically reevaluate compensation of our non-employee directors and may modify such compensation from time to time as they deem appropriate.

Cash Compensation

We reimburse our non-employee directors for out-of-pocket expenses they incur in attending board and committee meetings and pay each non-employee director an annual retainer fee. The chairmen of our board committees receive an additional annual retainer fee. For 2008, the annual retainer fee for all non-employee directors was $25,000, the annual retainer fee for the chairman of our Audit Committee was $10,000, and the annual retainer fee for the chairman of each of our other committees was $3,000. On March 5, 2009, our board of directors, upon recommendation of our compensation committee, approved a 50% reduction in annual retainer fees from their 2008 levels in order to assist in our efforts to conserve cash due to the current economic environment. Accordingly, the annual retainer fee for 2009 for all non-employee directors was $12,500, the annual retainer fee for the chairman of our Audit Committee was $5,000, and the annual retainer fee for the chairman of each of our other committees was $1,500. Also on March 5, 2009, in light of current economic and financial market conditions and their impact on the company, one member of our board, Dennis B. Gillings, CBE, Ph.D., voluntarily declined the restricted stock unit grant described below under the heading “—Equity Compensation—Restricted Stock Unit Awards” below as well as all annual retainer fees to which he would otherwise be entitled for the remainder of 2009 as compensation for his board service. On June 2, 2009, another of our board members, Anthony B. Evnin, Ph.D., voluntarily declined the remaining annual retainer fees to which he would otherwise be entitled for the remainder of 2009 as compensation for his board service.

On December 8, 2009, our board of directors, upon recommendation of our compensation committee, approved for 2010 a 50% reduction in annual retainer fees from their 2008 levels in order to assist in our continued efforts to conserve cash due to the current economic environment and other factors impacting overall company performance. Accordingly, the annual retainer fee for 2010 for all non-employee directors will continue to be $12,500, the annual retainer fee for the chairman of our Audit Committee will continue to be $5,000, and the annual retainer fee for the chairman of each of our other committees will continue to be $1,500. Also on December 8, 2009, in light of current economic and financial market conditions and their impact on the company, one member of our board, Dennis B. Gillings, CBE, Ph.D., voluntarily declined all forms of compensation for 2010 to which he would otherwise be entitled as compensation for his board service and another member of our board, Anthony B. Evnin, Ph.D., voluntarily declined all forms of cash compensation for 2010 to which he would otherwise be entitled for his board service.

We also pay each non-employee director $1,000 for attendance at each board meeting in which he or she participates in person or $500 if attendance is by telephone. Each non-employee director also receives $1,000 for each meeting of a committee of the board that is held on a day other than the day of any meeting of the full board of directors if he or she participates in person, or $500 if attendance is by telephone. Directors who are also our employees do not receive any compensation in their capacities as directors.

Equity Compensation

Stock Option Awards

Prior to July 2007, each of our non-employee directors received options to purchase 25,000 shares of our common stock for his or her services as a director for each three-year term served. The options for our non-employee directors were granted every three calendar years as of the first business day of the calendar year. The options for new directors were granted as of the date of the election or appointment of the director to the board of directors. The options granted to the non-employee directors vested monthly over three years, subject to the director’s continued service as a director. In addition, our chairman of the board of directors received options to purchase 20,000 additional shares of our common stock for his or her services as a director for each year served. The options for our chairman of the board of directors were granted every calendar year as of the first business day of the calendar year. The options granted to the chairman of the board of directors vested monthly over one year, subject to the chairman’s continued service as a director.

Effective July 30, 2007, we revised our director compensation policy to provide the following. Upon the commencement of service on our board of directors, we grant to each non-employee director a non-statutory stock option to purchase the number of shares of our common stock equal to the product of (i) 10,000 shares of our common stock divided by 12 and (ii) the number of full calendar months between the date of commencement of service and the month in which our next annual meeting of stockholders is scheduled to occur. Each of our non-employee directors is also automatically granted a non-statutory stock option to purchase 10,000 shares of our common stock every year on the first business day after our annual meeting of stockholders. In addition, our chairman of the board of directors receives a non-statutory stock option to purchase 20,000 additional shares of our common stock every year on the first business day after our annual meeting of stockholders. These options are fully vested on the date of grant and have exercise prices equal to the closing price of our common stock on the date of grant.

In order to transition our policy of automatically granting options to non-employee directors on the first business day of the calendar year to the first business day after our annual meeting of stockholders, on January 2, 2008, each of our non-employee directors received a non-statutory stock option to purchase 5,000 shares of our common stock. Our chairman of the board of directors also received a non-statutory stock option to purchase 10,000 additional shares of our common stock. These options were fully vested on the date of grant and had exercise prices equal to the closing price of our common stock on the date of grant.

Restricted Stock Unit Awards

To compensate non-employee directors for the reduction in annual retainer fees for 2009 described above, our board of directors, upon recommendation of our Compensation Committee, granted each of our non-employee directors on March 5, 2009 a number of restricted stock units equal to (i) the dollar amount by which the annual retainer fee for 2008 was reduced, taking into account any fees received by such director for service as a chairman of a committee of the board, by (ii) $0.47, the closing price of our common stock on that date. Each restricted stock unit represents the right to receive in the future one share of our common stock, subject to the terms and conditions of the applicable restricted stock unit agreement. These restricted stock units vested in full on December 31, 2009. As discussed above, Dr. Gillings declined this restricted stock unit grant.

To compensate non-employee directors for the reduction in annual retainer fees for 2010 described above, our board of directors, upon recommendation of our Compensation Committee, granted each of our non-employee directors on January 4, 2010 a number of restricted stock units equal to (i) the dollar amount by which the annual retainer fee for 2008 was reduced, taking into account any fees received by such director for service as a chairman of a committee of the board, by (ii) $0.47, the closing price of our common stock on that date. Each restricted stock unit represents the right to receive in the future one share of our common stock, subject to the terms and conditions of the applicable restricted stock unit agreement. These restricted stock units will vest in full on December 1, 2010. If a director ceases to serve as a member of the board of directors for any reason prior to that date, all restricted stock units will automatically terminate and be forfeited as of the date such person ceases to serve as a member of the board. In addition, upon the occurrence of a change of control of Icagen, each restricted stock unit will immediately become fully vested. As discussed above, Dr. Gillings declined this restricted stock unit grant.

Compensation of our Executive Officers

Summary Compensation

The following table contains information about the compensation of each of our named executive officers, as defined in Item 402(m)(2) of Regulation S-K of the securities rules, for the years ended December 31, 2009 and 2008.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings (h)	All Other Compensation ($) (i)		Total ($) (j)
P. Kay Wagoner, Ph.D.(3)	2009	$338,323	$0	$173,700	—	—	—	$4,400	(4)	$516,423
President and Chief Executive Officer	2008	$369,807	$0	$83,600	$140,107	—	—	$4,100	(4)	$597,614

Richard D. Katz, M.D.	2009	$305,622	$0	$111,600	—	—	—	$—		$417,222
Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	2008	$295,052	$0	$45,600	$76,422	—	—	—		$417,074

Seth V. Hetherington, M.D.	2009	$351,539	$0	$111,600	—	—	—	$4,400	(4)	$467,539
Senior Vice President, Clinical and Regulatory Affairs	2008	$343,703	$0	$45,600	$76,422	—	—	$4,100	(4)	$469,825

(1)	The amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards made during the year ended December 31, 2009 in accordance with FASB Accounting Standard Codification Topic 718, Compensation – Stock Compensation (formerly SFAS 123(R)). A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on March 30, 2010.
(2)	The amounts in this column reflect the aggregate grant date fair value of stock options made during the year ended December 31, 2009 in accordance with FASB Accounting Standard Codification Topic 718, Compensation – Stock Compensation (formerly SFAS 123(R)). A discussion of the assumptions used in calculating the amounts in this column may be found in Note 7 to our audited financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on March 30, 2010.
(3)	Dr. Wagoner is also a member of our board of directors but does not receive any additional compensation in her capacity as a director.
(4)	Represents the value of our contribution on behalf of the named executive officer to our 401(k) savings plan.
(5)	Consists of the value of our contribution on behalf of the named executive officer to our 401(k) savings plan in an amount of $2,392 and reimbursed temporary living expenses paid by us in an amount of $2,268.

Base Salary

The Compensation Committee approved the following salaries for our executive officers, effective as of January 23, 2009, for all executive officers.

Executive Officer	Base Salary for 2009
P. Kay Wagoner, Ph.D.	$378,706
President and Chief Executive Officer
Richard D. Katz, M.D.	306,000
Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer
Seth V. Hetherington, M.D.	351,973
Senior Vice President, Clinical and Regulatory Affairs

Effective as of January 23, 2009, the Compensation Committee approved a 2% cost of living salary increase for executive officers, consistent with the salary increase previously approved by the board of directors for non-executive employees. On February 11, 2009, in light of current economic and financial conditions and their impact on Icagen, we entered into a letter agreement with Dr. Wagoner pursuant to which Dr. Wagoner voluntarily declined the cost of living salary increase that had taken effect on January 23, 2009 and reduced her base salary by 10% of its 2008 level. As a result, Dr. Wagoner’s base salary for 2009 was $334,152, which we refer to as the adjusted salary, rather than the $378,706 base salary that was approved by the Compensation Committee for 2009, which we refer to as the approved salary. Dr. Wagoner’s adjusted salary will continue in effect until such time as the Compensation Committee, in its discretion, determines that conditions warrant payment of the approved salary or a different base salary; provided that, upon the occurrence of a change of control of the company, as defined in Dr. Wagoner’s employment agreement, the approved salary, or such other base salary approved by the Compensation Committee and then in effect, will be automatically reinstated. Dr. Wagoner’s bonus target for 2009 and any severance payments that Dr. Wagoner may become entitled to under her employment agreement will be calculated based upon the approved salary rather than her adjusted salary.

On January 28, 2010, the Compensation Committee determined there would be no change in base salaries for executives for 2010 due to current economic and financial conditions and other factors, which have impacted overall company performance.

Annual Cash Bonus

The Compensation Committee sets bonus targets for our executives at the outset of each year and has the authority to award annual bonuses, the amount of which is determined in the discretion of the Compensation Committee, to our executives. The annual cash incentive bonuses are intended to compensate our executives for the achievement of company strategic, operational and financial goals. The Compensation Committee works with our chief executive officer to develop performance goals that it believes can be reasonably achieved with diligent efforts over the ensuing year. For 2006 and 2007, bonus targets for executives ranged from 20% to 30% of annual base salary, and executive officers have generally received between 34% and 100% of their maximum target bonus. For 2008, in light of current economic and financial conditions and other factors, which have impacted overall company performance, the Compensation Committee determined that no cash bonuses would be awarded to the named executive officers. Bonus targets are set annually by the Compensation Committee in the first quarter of each year as a percentage of the applicable executive’s base salary. We set bonus targets against median market data for bonuses at comparable companies in our industry. When establishing bonus targets for 2009, the Compensation Committee considered the BioWorld executive compensation report and data provided by Pearl Meyer & Partners. Bonus targets represent maximum targets, although actual bonuses awarded remain discretionary. The Compensation Committee approves the company performance goals and the weighting of various goals for each executive and determines potential bonus amounts based on achievement of those goals. Annual bonuses are paid in cash in an amount reviewed and approved by the Compensation Committee. Annual bonuses, if any, are ordinarily approved and paid in a single installment in the first quarter following the completion of a given fiscal year.

On January 28, 2010, the Compensation Committee met to consider the payment of cash bonus payments for our named executive officers. The Compensation Committee assessed achievement of our performance objectives for 2009. The corporate performance objectives included progression of research, preclinical and clinical development programs, building shareholder confidence, achievement of corporate and business development objectives, timely, effective and efficient completion of public company reporting obligations and completing and maintaining policies and procedures for internal controls and compliance obligations. In assessing 2009 bonuses, the Compensation Committee considered the performance of Icagen and each executive against these goals. In evaluating the achievement of these goals, each executive is rated based upon a performance scorecard, which represents a composite evaluation of the executive against such goals based on a self evaluation and the evaluation of the executive by the chief executive officer. For each executive, the percentage of achievement of performance goals is the key factor used to determine bonuses. The Compensation Committee agreed that although each executive had performed his or her functions at a high level, factors largely beyond each executive’s control had limited success in the achievement of one or more goals. Accordingly, in light of current economic and financial conditions and other factors, which have impacted overall company performance, the Compensation Committee determined that no cash bonuses would be awarded to the named executive officers for 2009. The 2009 target bonuses and bonus payments were as follows:

Executive Officer	Bonus Targets for 2009	2009 Bonus Payment
P. Kay Wagoner, Ph.D.	Up to 50% of base salary, equal to $189,353	$0
President and Chief Executive Officer

Richard D. Katz, M.D.	Up to 40% of base salary, equal to $122,400	0
Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer

Seth V. Hetherington, M.D.	Up to 40% of base salary, equal to $140,789	0
Senior Vice President, Clinical and Regulatory Affairs

Cash bonus targets for the named executive officers for 2010 were unchanged from 2009 levels. Dr. Wagoner’s bonus target for 2010 will be calculated based upon the approved salary rather than her adjusted salary. The Compensation Committee will evaluate our and each executive’s performance against specified corporate performance objectives from time to time during 2010, and may, in its discretion, approve the payment of bonuses in one or more installments during 2010 or in early 2011.

See the narrative disclosure below under “—Outstanding Equity Awards at Fiscal Year End” for a description of the material terms of awards.

Employment Agreements

We have entered into employment agreements with certain of our current executive officers, which broadly set forth our compensation policy for executives and provide certain benefits in the event of termination of their employment.

P. Kay Wagoner, Ph.D. Pursuant to a second amended and restated executive employment agreement effective August 21, 2007, as amended, we agreed to continue to employ Dr. Wagoner as our president and chief executive officer for an initial term that began on February 1, 2006 and ended on July 6, 2007. The agreement automatically renews for consecutive additional one-year terms and has been renewed through July 6, 2010. Either party may voluntarily terminate the agreement by providing written notice of such party’s intent not to renew the agreement at least 90 days prior to the end of the then current term, and such termination would be effective as of the last day of the then current term. In addition, either party may terminate the agreement at any time, upon not less than ten business days’ prior written notice of termination. Under this agreement, Dr. Wagoner is entitled to an annual base salary of at least $378,706, although on February 11, 2009 she voluntarily reduced her base salary by 10% to $334,152, as described above under “—Base Salary”. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Wagoner is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, she is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our board of directors or our Compensation Committee.

Upon the termination of her employment by us other than for cause or by Dr. Wagoner for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Wagoner has the right to receive a severance payment in an amount equal to 24 times her monthly base salary plus 75% of her target cash bonus for the year in which the termination of her employment occurs or, if such target bonus has not yet been determined as of the date of her termination, 75% of her target bonus for the year immediately preceding the year in which the termination occurs. In addition, Dr. Wagoner is entitled to the continuation of benefits for an equivalent period of time as a result of any termination, or until such earlier time as Dr. Wagoner obtains comparable coverage from another employer (or payment of the amount equal to the premiums that we were paying for such benefits). If we choose not to renew the employment agreement with Dr. Wagoner, she is entitled to receive a severance payment in an amount equal to 21 times her monthly base salary plus 75% of her target cash bonus for the year in which the termination of her employment occurs or, if such target bonus has not yet been determined as of the date of her termination, 75% of Dr. Wagoner’s target bonus for the year immediately preceding the year in which the termination occurs. Dr. Wagoner is required to sign a general release of claims with us as a condition to her receipt of any severance payment under the agreement. If at any time any payment to Dr. Wagoner constitutes an excess parachute payment within the meaning of Section 280G of the Code, she is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of

$100,000; provided that, the total amount of such payment may be reduced if the after tax result is more favorable to Dr. Wagoner. The timing of the tax gross-up payment and the severance benefit and continuing benefits to which she may become entitled under the agreement are subject to certain restrictions specified in the agreement for purposes of compliance with Section 409A of the Code.

In the event of termination of Dr. Wagoner’s employment by us or our successor without cause or by Dr. Wagoner for good reason on or prior to the 18-month anniversary of a change of control event, the definitions of good reason and cause in the agreement will apply in lieu of the definitions of such terms in our 2004 stock incentive plan, as amended, with respect to the treatment of equity awards issued to Dr. Wagoner under that plan, under certain circumstances.

Pursuant to this agreement, Dr. Wagoner is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits her from competing with us during the term of her employment and for a period of two years after termination of employment.

Richard D. Katz, M.D. Pursuant to a second amended and restated executive employment agreement effective August 21, 2007, as amended, we agreed to continue to employ Dr. Katz as our executive vice president of finance and corporate development, chief financial officer and treasurer for an initial term that began on February 1, 2006 and ended on April 23, 2007. The agreement automatically renews for consecutive additional one-year terms and has been renewed through April 23, 2010. Either party may voluntarily terminate the agreement by providing written notice of such party’s intent not to renew the agreement at least 90 days prior to the end of the then current term, and such termination would be effective as of the last day of the then current term. In addition, either party may terminate the agreement at any time, upon not less than ten business days’ prior written notice of termination. Under this agreement, Dr. Katz is entitled to an annual base salary of at least $306,000. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Katz is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, he is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our board of directors or our Compensation Committee.

Upon the termination of his employment by us other than for cause or by Dr. Katz for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Katz has the right to receive a severance payment in an amount equal to 21 times his monthly base salary plus 75% of his target cash bonus for the year in which the termination of his employment occurs or, if such target bonus has not yet been determined as of the date of his termination, 75% of his target bonus for the year immediately preceding the year in which the termination occurs. In addition, Dr. Katz is entitled to the continuation of benefits for an equivalent period of time as a result of any termination, or until such earlier time as he obtains comparable coverage from another employer (or payment of the amount equal to the premiums that we were paying for such benefits). If we choose not to renew the employment agreement with Dr. Katz, he is entitled to receive a severance payment in an amount equal to 18 times his monthly base salary plus 75% of his target cash bonus for the year in which the termination of his employment occurs or, if such target bonus has not yet been determined as of the date of his termination, 75% of his target bonus for the year immediately preceding the year in which the termination occurs. Dr. Katz is required to sign a general release of claims with us as a condition to his receipt of any severance payment under the agreement. If at any time any payment to Dr. Katz constitutes an excess parachute payment within the meaning of Section 280G of the Code, he is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $50,000; provided that, the total amount of such payment may be reduced if the after tax result is more favorable to Dr. Katz. The timing of the tax gross-up payment and the severance benefit and continuing benefits to which he may become entitled under the agreement are subject to certain restrictions specified in the agreement for purposes of compliance with Section 409A of the Code.

In the event of termination of Dr. Katz’s employment by us or our successor without cause or by Dr. Katz for good reason on or prior to the 18-month anniversary of a change of control event, the definitions of good reason and cause in the agreement will apply in lieu of the definitions of such terms in our 2004 stock incentive plan, as amended, with respect to the treatment of equity awards issued to Dr. Katz under that plan, under certain circumstances.

Pursuant to this agreement, Dr. Katz is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him from competing with us during the term of his employment and for a period of two years after termination of employment.

Seth V. Hetherington, M.D. Pursuant to an amended and restated executive employment agreement effective August 22, 2007, as amended, we agreed to continue to employ Dr. Hetherington as our senior vice president, clinical and regulatory affairs for an initial term that began on June 15, 2006 and ended on June 15, 2008. The agreement automatically renews for consecutive additional one-year terms and has been renewed through June 15, 2010. Either party may voluntarily terminate the agreement by providing written notice of such party’s intent not to renew the agreement at least 90 days prior to the end of the then current term, and such termination would be effective as of the last day of the then current term. In addition, either party may terminate the agreement at any time, upon not less than ten business days’ prior written notice of termination. Under this agreement, Dr. Hetherington is entitled to an annual base salary of at least $351,973. Annual increases, if any, will be made based on performance and in the sole discretion of our board of directors or our Compensation Committee. Dr. Hetherington is also eligible to participate in any management bonus plans established by our board of directors from time to time. In addition, Dr. Hetherington is eligible to receive grants of stock options or other stock-based awards as may be awarded in the discretion of our board of directors or our Compensation Committee.

Upon the termination of his employment by us other than for cause or by Dr. Hetherington for good reason, including, under specified circumstances, a change in control of Icagen, Dr. Hetherington has the right to receive a severance payment in an amount equal to 12 times his monthly base salary, if termination occurs prior to June 15, 2011 and 18 times his monthly base salary, if termination occurs on or after June 15, 2011 plus 75% of his target cash bonus for the year in which the termination of his employment occurs or, if such target bonus has not yet been determined as of the date of his termination, 75% of his target bonus for the year immediately preceding the year in which the termination occurs. In addition, Dr. Hetherington is entitled to the continuation of benefits for an equivalent period of time as a result of any termination, or until such earlier time as he obtains comparable coverage from another employer (or payment of the amount equal to the premiums that we were paying for such benefits). If we choose not to renew the employment agreement with Dr. Hetherington, he is entitled to receive a severance payment in an amount equal to 12 times his monthly base salary, if termination occurs prior to June 15, 2011 or 15 times his monthly base salary, if termination occurs on or after June 15, 2011, plus 75% of his target cash bonus for the year in which the termination of his employment occurs or, if such target bonus has not yet been determined as of the date of his termination, 75% of his target bonus for the year immediately preceding the year in which the termination occurs. Dr. Hetherington is required to sign a general release of claims with us as a condition to his receipt of any severance payment under the agreement. If at any time any payment to Dr. Hetherington constitutes an excess parachute payment within the meaning of Section 280G of the Code, he is entitled to be reimbursed by us for any taxes owed, subject to certain limitations specified in the agreement, including a cap of $50,000; provided that, the total amount of such payment may be reduced if the after tax result is more favorable to Dr. Hetherington. The timing of the tax gross-up payment and the severance benefit and continuing benefits to which he may become entitled under the agreement are subject to certain restrictions specified in the agreement for purposes of compliance with Section 409A of the Code.

In the event of termination of Dr. Hetherington’s employment by us or our successor without cause or by Dr. Hetherington for good reason on or prior to the 18-month anniversary of a change of control event, the definitions of good reason and cause in the agreement will apply in lieu of the definitions of such terms in our 2004 stock incentive plan, as amended, with respect to the treatment of equity awards issued to Dr. Hetherington under that plan, under certain circumstances.

Pursuant to this agreement, Dr. Hetherington is bound by the terms of our standard non-disclosure, inventions and non-competition agreement, which prohibits him from competing with us during the term of his employment and for a period of two years after termination of employment.

Outstanding Equity Awards at Fiscal Year End

2009 Outstanding Equity Awards at Fiscal Year End

Name (a)	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
P. Kay Wagoner, Ph.D.							7,813	(1)	$3,515
							7,800	(1)	3,510
							17,806	(1)	8,013
							41,250	(1)	18,563
							311,290	(1)	140,081
	100,000	(3)	—		0.75	12/10/10
	50,000	(2)	—		2.25	12/30/12
	125,000	(2)	—		5.00	4/21/14
	116,667	(4)	—		0.87	9/26/16
	70,833	(4)	—		0.90	9/27/16
	34,124	(2)	12,676		1.36	1/11/17
	32,375	(2)	23,125		2.02	8/16/17
	52,708	(2)	57,292		1.52	1/28/18

Richard D. Katz, M.D.							16,000	(5)	$7,200
							5,000	(1)	2,250
							11,256	(1)	5,065
							22,500	(1)	10,125
							200,000	(1)	90,000
	25,000	(6)	—		$2.00	4/22/11
	50,000	(7)	—		2.00	4/22/11
	225,000	(8)	—		2.00	4/22/11
	10,000	(2)	—		2.25	8/28/13
	50,000	(2)	—		5.00	4/12/14
	22,221	(2)	—		6.40	12/30/14
	240,814	(4)	—		0.87	9/26/16
	26,666	(4)	—		0.90	9/27/16
	21,875	(2)	8,125		1.36	1/11/17
	20,422	(2)	14,588		2.02	8/16/17
	28,750	(2)	31,250		1.52	1/28/18

Seth V. Hetherington, M.D.							5,000	(1)	$2,250
							2,500	(1)	1,125
							5,710	(1)	2,570
							22,500	(1)	10,125
							200,000	(1)	90,000
	140,001	(4)	—		$0.90	9/27/16
	10,937	(2)	4,063		1.36	1/11/17
	10,377	(2)	7,413		2.02	8/16/17
	28,750	(2)	31,250		1.52	1/28/18

(1)	The restricted stock unit award vests annually over four years.
(2)	The stock option vests monthly over four years.
(3)	The stock option vests annually over three years.
(4)	The stock option vests as to 25% of the shares covered thereby on the date that is six months after the grant date, an additional 25% of the shares on the date that is 12 months after the grant date, an additional 17% of the shares on the date that is 18 months after the grant date, an additional 17% of the shares on the date that is 24 months after the grant date, and the remaining 16% of the shares on the date that is 30 months after the grant date. These stock options were granted in connection with the retention grant program and option exchange program instituted in 2006.
(5)	The restricted stock unit award vests annually over five years.

(6)	The stock option was fully vested as of the grant date.
(7)	The stock option vests on the first anniversary of the grant date.
(8)	The stock option vests as to 33% of the shares covered thereby on the first anniversary of the grant date and monthly thereafter until the third anniversary of the grant date.

The restricted stock unit awards reflected in the table were granted on various dates during 2009, 2008, 2007 and 2006 pursuant to the 2004 Stock Incentive Plan, as amended. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time the restricted stock units vest. Generally, the restricted stock unit awards vest annually over four years. Upon termination of employment, unvested restricted stock units automatically terminate and will be forfeited. Until shares of common stock are delivered at the time the restricted stock units vest, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including voting rights and the right to receive dividends or dividend equivalents. The rights and interests in the restricted stock units may not be sold, assigned, encumbered or otherwise transferred except, in the event of death, by will or by the laws of descent and distribution. The restricted stock unit agreements between us and our executive officers generally provide that the restricted stock units will become immediately vested in full if there is a change in control of Icagen and the officer’s employment is terminated by us or our successor without cause or by the officer for good reason on or prior to the 18-month anniversary of the change of control event. In addition, the employment agreements between us and each of Dr. Wagoner, Dr. Katz and Dr. Hetherington provide that if such a termination occurs, the definitions of good reason and cause in the applicable employment agreement will apply in lieu of the definitions of such terms in our 2004 stock incentive plan, as amended, with respect to the treatment of equity awards issued to such officers under that plan, under certain circumstances.

The stock options reflected in the table have a term of ten years. The stock options with expiration dates on September 26, 2016, September 27, 2016, January 11, 2017, August 16, 2017 and January 28, 2018 were granted under our 2004 stock incentive plan, as amended. The other stock options reflected in the table were granted under our amended equity compensation plan.

Vesting of the stock options generally ceases on termination of employment and, for options granted prior to August 17, 2007, the ability to exercise ceases shortly after termination of employment except in the case of death or disability. For options granted to executive officers on or after August 17, 2007, exercise rights cease 180 days to 5 years after termination depending on length of service. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant. The stock option agreements under our 2004 stock incentive plan between us and our executive officers generally provide that the stock option will become immediately exercisable in full if there is a change in control of Icagen and the officer’s employment is terminated by us or our successor without cause or by the officer for good reason on or prior to the 18-month anniversary of the change of control event. In addition, the employment agreements between us and each of Dr. Wagoner, Dr. Katz and Dr. Hetherington provide that if such a termination occurs, the definitions of good reason and cause in the applicable employment agreement will apply in lieu of the definitions of such terms in our 2004 stock incentive plan, as amended, with respect to the treatment of equity awards issued to such officers under that plan, under specified circumstances. The stock option agreements under our amended equity compensation plan between us and our executive officers generally provide that the stock option will become fully vested and exercisable upon death or disability, upon the termination of employment without cause and in the event of a transfer of control resulting in a change in beneficial ownership of at least a majority of our then existing voting stock of Icagen. All outstanding stock options issued under our amended equity compensation plan are now fully vested ,and we will not grant any further awards thereunder.

Options granted pursuant to the retention grant program and the option exchange program instituted on September 27, 2006 were granted pursuant to the terms of our 2004 stock incentive plan, with each option vesting as to 25% of the shares covered thereby on the date that is six months after the grant date; an additional 25% of the shares on the date that is 12 months after the grant date; an additional 17% of the shares on the date that is 18 months after the grant date; an additional 17% of the shares on the date that is 24 months after the grant date; and the remaining 16% of the shares on the date that is 30 months after the grant date. The term of these options is ten years.

On February 18, 2010, our compensation committee granted pursuant to our 2004 stock incentive plan, as amended, to each of Dr. Katz and Dr. Hetherington options for 175,000 shares vesting monthly over four years and restricted stock units for 40,000 shares vesting in two equal installments on each of May 17, 2011 and August 17, 2011 and granted to Dr. Wagoner options for 342,000 shares vesting monthly over four years. Beginning in 2010, we have shifted back to the award of a combination of options and restricted stock units. The Compensation Committee believes that options with a four year vesting schedule provide long term incentive, and compensation is only realized to the extent shareholder value is created and our stock price appreciates. Restricted stock units that vest over 18 months provide a balance to stock options and also help to ensure that our executives’ interests are well-aligned with those of our shareholders. The Compensation Committee believes that the grant to executive officers of equity awards for 2010 comprising a greater proportion of stock options relative to restricted stock units and, in the case of Dr. Wagoner, all stock options provides an appropriate balance to the 2009 awards, which were made entirely in the form of restricted stock units.

Securities Authorized for Issuance under our Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2009.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Rights (Column A)		Weighted Average Exercise Price of Outstanding Options(1) (Column B)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column A)(2) (Column C)
Equity compensation plans that have been approved by our stockholders	6,792,486	(3)	$2.21	2,566,933
Equity compensation plans that have not been approved by our stockholders	—		—	—

Total	6,792,486		$2.21	2,566,933	(4)

(1)	Amount is based on the weighted average exercise price of the 5,083,978 stock options outstanding on December 31, 2009. The 1,708,508 restricted stock units outstanding on December 31, 2009 were issued at a weighted average price of $0.86, reflecting the fair market values of the restricted stock units on the date of grant.
(2)	In addition to being available for issuance upon the exercise of stock options that we may grant after December 31, 2009, all of the shares available for grant under our 2004 stock incentive plan, as amended, may instead be issued in the form of restricted stock, restricted stock units and other stock-based awards.
(3)	Consists of 1,858,242 shares to be issued upon exercise of outstanding options under our amended equity compensation plan as of December 31, 2009 and 4,934,244 shares to be issued upon exercise of outstanding options and restricted stock units under our 2004 stock incentive plan, as amended, as of December 31, 2009. Our 2004 stock incentive plan, as amended, became effective on February 3, 2005, and we will grant no further awards under our amended equity compensation plan.
(4)	As of December 31, 2009, we had 2,566,933 shares available for future grant, and, as of February 28, 2010, we had 1,973,953 shares available for future grant. Under our 2004 stock incentive plan, as amended, the number of shares issuable is automatically increased every January 1 beginning in fiscal year 2006 and ending on the second day of fiscal year 2014 by an amount equal to the lesser of (i) 1,000,000 shares of common stock, (ii) 5% of the outstanding shares on that date or (iii) an amount determined by our board of directors; provided, however, that, in no event may the number of shares available for issuance under our 2004 stock incentive plan, as amended, and all other employee equity incentive plans exceed 25% of our outstanding shares on January 1.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Quintiles Agreement

In June 2008, we entered into a master services agreement with Quintiles, Inc., a subsidiary of Quintiles, to provide certain services to us. One of our directors, Dennis B. Gillings, is chairman and chief executive officer of Quintiles, and Quintiles wholly-owns PharmaBio Development Inc. d/b/a NovaQuest, one of our stockholders. Pursuant to this agreement, Quintiles, Inc. performs services, including strategic planning, expert consultation, clinical trial services, statistical programming and analysis, data processing, data management, regulatory, clerical, project management, central laboratory services, clinical pharmacology services, electrocardiogram services, medical device services and other research and development services requested by us and agreed to by

Quintiles, Inc. The specific details of each project under the agreement is separately negotiated and specified in writing in a work order. We pay Quintiles, Inc. for fees, expenses and pass-through costs in accordance with the budget and payment schedule contained in each work order. The agreement has a term of five years from the date of execution, or until terminated by either party. The agreement automatically renews each year thereafter for a period of one year unless either party notifies the other party in writing at least 30 days prior to the renewal date that it does not want to renew the agreement.

As a result of entering into the agreement, the prior master services agreement between us and Quintiles, effective December 14, 1998, has terminated and is superseded in its entirety by the new agreement. We had entered into the prior agreement with Quintiles to provide certain services relating to the conduct of clinical trials for senicapoc, one of our drug development programs, and other services. Pursuant to the prior agreement, Quintiles performed services, including clinical trial services, regulatory, clerical, project management, central laboratory services, preclinical services and other research and development services, as requested by us. We were obligated to pay the fees, expenses and pass-through costs of Quintiles in accordance with work orders issued under the prior agreement. The term of the prior agreement continued until terminated by either party in accordance with the prior agreement. We paid Quintiles approximately $658,000 in 2008 for services rendered pursuant to the prior agreement and approximately $771,000 in 2009 for services rendered pursuant to the current and prior agreements.

Pfizer Collaboration and Private Placements

On August 13, 2007, we entered into a collaborative research and license agreement with Pfizer Inc for the discovery, development, manufacture and commercialization of compounds and products that modulate three specific sodium ion channels as new potential treatments for pain and related disorders. Pfizer is a holder of more than 5% of our common stock after the purchase of our common stock in the private placements discussed below. Pursuant to the collaboration arrangement, Pfizer paid us an initial upfront license fee of $12.0 million. In addition to the upfront license fee, Pfizer is providing us with research and development funding pursuant to the agreement. In September 2009, the original research term of two years was extended for one year through September 2010. The research term may be further extended upon mutual agreement of Pfizer and us. Additionally, Pfizer is obligated to make payments to us upon achievement of specified research, development, regulatory and commercialization milestones of up to $359.0 million for each drug candidate developed. We are also eligible to receive tiered royalties, against which Pfizer may credit any commercialization milestones, based on specified percentages of net product sales. Pfizer’s obligation to pay us royalties with respect to a product will expire generally on a country-by-country basis on the expiration of the last-to-expire of specified patent rights covering the product. We recognized $9.6 million and $12.3 million of revenue related to the Pfizer collaboration agreement for the years ended December 31, 2009 and 2008.

On August 13, 2007, in connection with the collaborative research and license agreement with Pfizer, we also entered into a purchase agreement with Pfizer to sell to Pfizer up to $15.0 million of our common stock. In a first closing of the transaction on August 20, 2007, we sold 2,688,172 shares of common stock to Pfizer at a price of $1.86 per share, which was the closing bid price of our common stock as reported on the Nasdaq Global Market as of 4:00 p.m. Eastern time on the business day preceding the execution of the purchase agreement, resulting in gross proceeds to us of approximately $5.0 million. In a subsequent closing of the transaction on February 13, 2008, we sold 5,847,953 shares of common stock to Pfizer at a price of $1.71 per share, which was the closing bid price of our common stock as reported on the Nasdaq Global Market as of 4:00 p.m. Eastern time on the business day preceding the date of our exercise of our put option to sell the shares, resulting in gross proceeds to us of approximately $10.0 million.

Pursuant to the purchase agreement with Pfizer, we agreed to use our reasonable best efforts to file a registration statement with the SEC to register the resale of the shares of common stock issue in the private placements to Pfizer within 30 days following the request by Pfizer to effect the registration of the shares. Pfizer may request that we register the shares at any time after August 20, 2008. We also agreed to use our reasonable best efforts to have the registration statement declared effective within 90 days after the date on which the registration statement is filed, or within 120 days if the SEC determines to review the registration statement. In the event the registration statement (a) has not been filed within 30 days after receipt of a request by Pfizer to effect the registration of the shares, (b) is not declared effective within 90 days after the filing date of the registration statement, if the SEC determines not to review the registration statement, (c) is not declared effective within 120 days after the filing date of the registration statement, if the SEC determines to review the registration statement, or (d) after the registration statement is declared effective by the SEC, is suspended by us or ceases to remain continuously effective as to all of the shares for which it is required to be effective, with certain specified exceptions, then we have agreed to pay Pfizer as liquidated damages an amount equal to 1% of the purchase price paid by Pfizer for the shares per 30-day period or portion thereof during which a default remains uncured, subject to an aggregate limit on liquidated damages. The maximum aggregate amount of liquidated damages payable to Pfizer in respect of the shares is limited to 10% of the aggregate purchase price paid by Pfizer pursuant to the purchase agreement. In addition, we agreed to use our reasonable best efforts to take all such actions as may be reasonably necessary to keep the registration statement current and effective until the earliest of (a) one year after the filing date, (b) the date on which all of the shares may be sold or transferred in compliance with Rule 144 under the Securities Act, without any volume or manner of sale restrictions, or (c) such time as all of the shares have been sold pursuant to a registration statement, to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of the sale.

Compensation of Directors and Executive Officers and Employment Agreements

See “Compensation of our Directors and Executive Officers” above for a discussion of director compensation, executive compensation and employment agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2009.

By Order of the Board of Directors,

P. Kay Wagoner, Ph.D. President and Chief Executive Officer

April 19, 2010

Exhibit A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION,

AS AMENDED

OF

ICAGEN, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Icagen, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation at a meeting held on                              , 2010, the Board of Directors duly adopted resolutions pursuant to Sections 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Annual Meeting of Stockholders held on                              , 2010, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

RESOLVED:	That the following paragraph be inserted prior to the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended,:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation, as amended, (the “Effective Time”), a one-for-eight reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each eight shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock, $0.001 par value per share, automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the Nasdaq National Market during regular trading hours for the five trading days immediately preceding the Effective Time.”

RESOLVED:	That, subject to the approval of the stockholders of the Corporation, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following first paragraph of Article FOURTH is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 28,750,000 shares, consisting of (i) 18,750,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its duly authorized officer this          day of                     , 2010.

ICAGEN, INC.

By:
Name: P. Kay Wagoner Title: President and Chief Executive Officer

Appendix A

ICAGEN, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF ICAGEN. PLEASE RETURN IT AS SOON AS POSSIBLE.

By signing on the reverse side of this proxy, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint P. Kay Wagoner, Ph.D. and Richard D. Katz, M.D., and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of Icagen, Inc. to be held on Thursday, June 3, 2010 at 12:00 p.m. at Icagen, Inc., 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703, and any adjournments of the meeting, and (2) vote all shares of Icagen stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Icagen, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS HEREIN. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

(Continued and to be signed on the reverse side.)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

ICAGEN, INC.

June 3, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and

Annual Report are available at - http://ir.icagen.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

----------------------------------------------------------------------------------------------------------

ICAGEN’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.      To elect the following nominees for Class III Director to serve for a term of three years:

NOMINEES:

¡       André L. Lamotte

¡       Richard G. Morrison

¡       P. Kay Wagoner

☐    FOR ALL NOMINEES

☐    WITHHOLD AUTHORITY FOR ALL NOMINEES

☐    FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any

                                  individual nominee(s), mark “FOR ALL

                                  EXCEPT” and fill in the circle next to each

                                  nominee you wish to withhold, as shown

                                  here: —

2.      To ratify the appointment of Ernst & Young LLP as Icagen’s independent registered public accounting firm for the year ending December 31, 2010:

         ☐ FOR    ☐ AGAINST    ☐ ABSTAIN

3.      To approve an amendment to our restated certificate of incorporation, as amended, to effect a one-for-eight reverse stock split of our issued and outstanding shares of our common stock and to fix on a post-split basis the number of authorized shares of common stock at 18,750,000 shares, such amendment to be effected prior to September 30, 2010 in the sole discretion of our board of directors without further approval or authorization of our stockholders:

         ☐ FOR    ☐ AGAINST    ☐ ABSTAIN

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

The proxy holders will vote your shares as you direct herein. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.                                                     ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not

be submitted via this method.                                                                                                                                   ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.